F

Exhibit 99.2

Equity One, Inc.

Supplemental Information Package

March 31, 2016

Equity One, Inc.
410 Park Avenue, Suite 1220
New York, NY 10022
(212) 796-1760
www.equityone.com

Equity One, Inc.

SUPPLEMENTAL INFORMATION
March 31, 2016
(unaudited)

TABLE OF CONTENTS
Page

Press Release	3-11
Overview
Disclosures	12
Summary Financial Results and Ratios	13-14
Funds from Operations and Earnings Guidance Assumptions	15
Components of Net Asset Value	16-17
Assets, Liabilities, and Equity
Condensed Consolidated Balance Sheets	18
Market Capitalization	19
Income, EBITDA, and FFO
Condensed Consolidated Statements of Income	20
Net Operating Income	21
Adjusted Consolidated EBITDA	22
Funds from Operations	23
Additional Disclosures	24
Leasing Data
Portfolio Statistics	25
Tenant Concentration - Top Twenty-Five Tenants	26
Recent Leasing Activity	27
Shopping Center Lease Expiration Schedule	28
Property Data
Annual Base Rent of Operating Properties by State	29
Property Status Report	30-38
Real Estate Acquisitions and Dispositions	39
Real Estate Developments and Redevelopments	40-41
Tactical Capital Improvements	42
Debt Schedules
Debt Summary	43
Debt Maturity Schedule	44
Debt by Instrument	45-46
Unconsolidated Joint Venture Supplemental Data	47-49

Equity One, Inc. 410 Park Avenue, Suite 1220 New York, NY 10022 212-796-1760	For additional information: Matthew Ostrower, EVP and Chief Financial Officer
FOR IMMEDIATE RELEASE:
Equity One Reports First Quarter 2016 Operating Results

New York, NY, April 27, 2016 - Equity One, Inc. (NYSE:EQY), an owner, developer, and operator of shopping centers, announced today its financial results for the three months ended March 31, 2016.

“We started 2016 with further acceleration of our core operating performance and significant progress on our redevelopment pipeline,” said David Lukes, CEO. “Robust leasing helped us generate the highest growth in reported quarterly same-property net operating income in the past 15 years, a retail portfolio average base rent of over $20 per square foot for the first time in the company’s history, and exceptionally strong leasing spreads.”

Highlights of the quarter and recent activity include:

•
Generated Recurring Funds From Operations of $0.36 per diluted share and Funds From Operations (FFO) of $0.32 per diluted share for the quarter, representing growth of 13% in Recurring FFO as compared to the first quarter of 2015

•	Same-property net operating income (NOI) excluding redevelopments increased by 5.6% (5.2% including redevelopments) as compared to the first quarter of 2015

•
Retail occupancy (excluding developments and redevelopments) increased to 96.2%, up 20 basis points as compared to December 31, 2015, and up 100 basis points as compared to March 31, 2015. Shop occupancy for these assets rose to 89.4%, up 70 basis points compared to December 31, 2015 and 320 basis points compared to March 31, 2015

•
Executed 107 leases totaling 850,312 square feet during the quarter, including 85 same-space new leases, renewals, and options totaling 642,712 square feet at an average rent spread of 28.8% on a cash basis (11.2% excluding an anchor lease renewal at Westwood Complex in Bethesda, Maryland)

•	Retail portfolio average base rent (including developments and redevelopments) was $20.02 per square foot as of March 31, 2016 as compared to $19.48 as of December 31, 2015

•	Closed on the sale of three non-core assets for a total gross sales price of $10.3 million. Two of these assets were located in Louisiana and one in Florida

•
Entered into a note purchase agreement for the issuance of $200.0 million of 10 year senior unsecured notes in order to address the remaining unsecured debt maturities through December 2018. These notes, which are expected to be issued in two series on or before May 11, 2016 and August 11, 2016, respectively, will carry a weighted average interest rate of 3.86% per annum

•
The new 57,000 square foot Barney’s flagship store at 101 7th Avenue in Manhattan, New York, opened and commenced paying rent in February 2016. Completed an additional 16,000 square foot anchor lease with Party City at Serramonte Center in Daly City, California

•	Revised 2016 Recurring FFO guidance from $1.35 to $1.40 per diluted share to $1.36 to $1.40 per diluted share

Financial and Operational Highlights

Net income attributable to Equity One was $21.1 million, or $0.15 per diluted share, for the quarter ended March 31, 2016, as compared to $8.0 million, or $0.06 per diluted share, for the first quarter of 2015.

Recurring FFO was $50.7 million, or $0.36 per diluted share, for the first quarter of 2016, as compared to $44.2 million, or $0.32 per diluted share, for the first quarter of 2015, representing a 13% increase on a per share basis. In the first quarter of 2016, the company generated FFO of $45.0 million, or $0.32 per diluted share, as compared to $43.3 million, or $0.32 per diluted share for the first quarter of 2015. Included in Recurring FFO and FFO for the three months ended March 31, 2016 is $1.2 million of bad debt expense and straight-line rent reserves related to tenant bankruptcies, including The Sports Authority, and other income of $494,000 related to the settlement of claims for historical bankruptcies. A reconciliation of Recurring FFO and FFO to net income attributable to Equity One, Inc. is provided in the tables accompanying this press release.

Same-property NOI excluding redevelopments increased by 5.6% for the first quarter of 2016 as compared to the first quarter of 2015, which was driven primarily by increased minimum rent from lease renewals and new rent commencements (net of vacancies) at properties including Westwood Complex, The Gallery at Westbury Plaza, South Beach Regional and Bird Ludlam. This increase was partially offset by $735,000 of bad debt expense included in same-property NOI related to tenant bankruptcies, including The Sports Authority, resulting in an increase of $506,000 in bad debt expense in the first quarter of 2016 compared to the first quarter of 2015. Same-property NOI for the broader same-property pool including redevelopments increased by 5.2% largely due to a lower 3.0% NOI growth from redevelopment assets for the first quarter of 2016 as compared to the first quarter of 2015. NOI increases in the redevelopment pool resulted from rent commencements at 101 7th Avenue, Alafaya Commons, Lake Mary Centre, Kirkman Shoppes and Boynton Plaza, which were partially offset by NOI decreases due to commencement of redevelopment activities at properties including Medford, Serramonte Center, Pablo Plaza and Point Royale. A reconciliation of same-property NOI to income before income taxes is provided in the tables accompanying this press release.

As of March 31, 2016, occupancy for the company’s retail portfolio (excluding developments and redevelopments) was 96.2%, up 20 basis points as compared to December 31, 2015, and up 100 basis points as compared to March 31, 2015. On a same-property basis, occupancy for the company’s retail portfolio increased to 96.3%, up 20 basis points compared to December 31, 2015, and up 80 basis points as compared to March 31, 2015. Anchor space occupancy (excluding developments and redevelopments) was 99.7% as of March 31, 2016, up 10 basis points as compared to December 31, 2015 and unchanged as compared to March 31, 2015. Shop space occupancy (excluding developments and redevelopments) was up 70 basis points to 89.4% as of quarter-end as compared to December 31, 2015, and was up 320 basis points as compared to March 31, 2015.

During the first quarter of 2016, the company executed 107 new leases, renewals, and options totaling 850,312 square feet, including 85 same-space leases totaling 642,712 square feet. On a same-space cash basis, average rents for these leases increased by 28.8% (11.2% excluding an anchor lease renewal at Westwood Complex). On a same-space basis, 24 new leases were executed in the first quarter of 2016 comprising 56,569 square feet at an average rental rate of $25.19 per square foot, representing a 15.0% increase from prior cash rents. Additionally, the company executed 61 renewals and options on a same-space basis, totaling 586,143 square feet at an average rental rate of $16.66 per square foot, representing a 31.1% increase from prior cash rents (10.6% excluding an anchor lease renewal at Westwood Complex). The 43 same-space negotiated renewals executed during the quarter accounted for 175,893 square feet at a 66.4% cash spread (14.5% excluding an anchor lease renewal at Westwood Complex).
Development and Redevelopment Activities

As of March 31, 2016, the company had approximately $246.0 million of active development and redevelopment projects underway of which $149.9 million remained to be incurred.

At Serramonte Center in Daly City, California, site work on the $109.1 million multi-phased redevelopment and expansion project continues to progress. This redevelopment is expected to ultimately add approximately 247,000 new square feet (209,000 of net leasable square feet), including an entertainment wing, new retail buildings, restaurant pads, an approximately 1,000 stall parking deck, and common area improvements. During the first quarter, a new lease was executed with Party City for 16,000 square feet. Along with other redevelopment anchors including Nordstrom Rack, Ross Dress for Less, Buy Buy Baby, Cost Plus World Market, Dave & Buster’s and Daiso, total gross leasable area (GLA) under lease is approximately 175,900 square feet, or 71% of the planned new retail GLA. The company is in advanced negotiations with other national retailers for much of the remaining space. The balance to complete this project is estimated at $98.5 million as of March 31, 2016.

At Point Royale in Miami, Florida, which was added to the redevelopment pipeline during the quarter, a new lease was executed in February 2016 with Burlington Coat Factory for approximately 50,500 square feet that will substantially replace the space previously leased to Best Buy, which vacated during the quarter. The company is in discussions with national retailers to lease the center’s remaining 30,000 square feet of junior anchor space. The budget for the redevelopment of Point Royale is currently estimated at $9.8 million as of March 31, 2016 but may change based upon the leasing of the junior anchor boxes.

At Countryside Shops in Cooper City, Florida, the company plans to build a new 45,600 square foot store for Publix, reconfigure existing space to accommodate a lease entered into with Ross Dress for Less during the quarter for 27,000 square feet, and make other enhancements to the center. The balance to complete this project is estimated at $15.6 million as of March 31, 2016.

At Lake Mary Centre in Lake Mary, Florida, the new 55,000 square foot Hobby Lobby space is expected to be delivered for build-out in the second quarter of 2016 and is expected to open for business in early 2017. The balance to complete this project is estimated at $5.1 million as of March 31, 2016.

At Cashmere Corners in Port St. Lucie, Florida, the approximately 45,900 square foot Walmart space commenced paying rent in March 2016. The Walmart Neighborhood Market includes a new drive thru pharmacy and substantially replaces the space previously leased to Albertsons, which had been dark and paying. The company is in discussions with national retailers to backfill approximately 12,000 square feet of space. The balance to complete this project is currently estimated at $647,000 as of March 31, 2016 but may change based upon the leasing of the remaining space.

The company has two additional properties in active development and redevelopment, Broadway Plaza and Pablo Plaza, encompassing approximately 241,400 square feet of project GLA with an estimated balance to complete of $20.4 million as of March 31, 2016.

Disposition Activity

In February 2016, the company continued its selective dispositions and closed on the sale of Beauclerc Village located in Jacksonville, Florida, Sherwood South located in Baton Rouge, Louisiana, and Plaza Acadienne located in Eunice, Louisiana, for an aggregate gross sales price of $10.3 million.

Investing and Financing Activities

In January 2016, Liberty International Holdings (“LIH”) issued a redemption notice with respect to its approximately 11.4 million units in the company’s CapCo joint venture. The company elected to satisfy the redemption through the issuance of approximately 11.4 million shares of its common stock which LIH subsequently sold in a public offering. As a result, the company now owns 100% of CapCo, LIH holds no remaining interests in the company or its subsidiaries, and David Fischel resigned from the company’s Board of Directors in connection with the termination of LIH’s board nomination right.

In January 2016, the company entered into a mortgage loan for $88.0 million secured by Westbury Plaza located in Westbury, New York. The mortgage loan matures in 10 years and bears interest at 3.76% per annum. In March 2016, the company prepaid a $16.0 million fixed rate secured mortgage loan due June 2016 with an interest rate of 6.33% per annum. In April 2016, the company prepaid a $15.1 million fixed rate secured mortgage loan due June 2016 with an interest rate of 5.75% per annum.

In February 2016, the company redeemed its $101.4 million 6.25% unsecured senior notes due January 2017. In connection with the redemption, the company recognized a loss on early extinguishment of debt of $5.2 million during the first quarter of 2016.

During the quarter, the company issued 985,521 shares of its common stock as part of its “at-the-market” equity offering program at a weighted average price per share of $27.82, resulting in cash proceeds of $27.4 million before expenses.

In April 2016, the company entered into a note purchase agreement for the issuance of $200.0 million of two series of senior unsecured notes. On or prior to May 11, 2016, the company expects to issue 3.81% series A senior unsecured notes due 2026 in an aggregate principal amount of $100.0 million, and on or prior to August 11, 2016, the company expects to issue 3.91% series B senior unsecured notes due 2026 in an aggregate principal amount of $100.0 million.

Balance Sheet Highlights

At March 31, 2016, the company’s total market capitalization (including debt and equity) was $5.4 billion, comprising 142.0 million shares of common stock outstanding (on a fully diluted basis) valued at approximately $4.1 billion and approximately $1.4 billion of debt (excluding any debt premium/discount). The company’s ratio of net debt (net of cash) to total market capitalization was 24.6%. At March 31, 2016, the company had approximately $28.7 million of cash and cash equivalents on hand and $118.0 million outstanding under its $600.0 million revolving credit facility.

FFO, Recurring FFO and Earnings Guidance

The company is revising its 2016 Recurring FFO guidance from $1.35 to $1.40 per diluted share to $1.36 to $1.40 per diluted share. Recurring FFO excludes transaction costs, impairment charges, debt extinguishment gains/losses, gains/losses on disposal of assets, severance costs, and certain other income or charges. The 2016 guidance is based on the following key assumptions:

•	Increase in same-property NOI (excluding redevelopments) of 3.25% to 4.25%

•	Year-end 2016 same-property occupancy between 96.0% and 96.5%

•	Recurring general and administrative expense of $33.0 million to $35.0 million

•
Interest expense of $50.0 million to $52.0 million, including amortization of deferred financing costs and premium/discount on notes payable of $2.3 million (previous guidance excluded amortization of deferred financing costs and premium/discount on notes payable)

•	Selective acquisition activity

•	Ongoing one-off sales of non-core assets

The following table provides a reconciliation of the range of estimated earnings per diluted share attributable to Equity One to estimated FFO and Recurring FFO per diluted share for the full year 2016:

	For the year ended December 31, 2016 (1)
	Low	High
Estimated earnings attributable to Equity One per diluted share	$0.62	$0.65
Adjustments:
Rental property depreciation and amortization including pro rata share of joint ventures	0.67	0.67
Gain on disposal of depreciable real estate	(0.02)	(0.02)

Estimated FFO per diluted share	1.27	1.30

Transaction costs, debt extinguishment and other	0.09	0.10
Estimated Recurring FFO per diluted share	$1.36	$1.40

(1)
Does not include possible gains or losses or the impact on operating results from unplanned future property acquisitions or unplanned dispositions, other possible capital markets activity or possible future impairment or severance charges.

ACCOUNTING AND OTHER DISCLOSURES

The company believes FFO (combined with the primary GAAP presentations) is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular, REITs. The National Association of Real Estate Investment Trusts (“NAREIT”) stated in its April 2002 White Paper on Funds from Operations, “Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.”
FFO, as defined by NAREIT, is “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of, or impairment charges related to, depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.” NAREIT states further that “adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.” The company makes certain adjustments to FFO, which it refers to as Recurring FFO, to account for items it does not believe are representative of ongoing operating results, including transaction costs associated with acquisition and disposition activity and other financing and investing activities, impairment of goodwill and land, severance and reorganization costs, gains (or losses) on the extinguishment of debt, and gains (or losses) on the disposal of non-depreciable assets. The company also believes that Recurring FFO is a useful, supplemental measure of its core operating performance that facilitates comparability of historical financial periods. The company believes that financial analysts, investors and stockholders are better served by the presentation of comparable period operating results generated from its FFO and Recurring FFO measures. The company’s method of calculating FFO and Recurring FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The company uses NOI, which is a non-GAAP financial measure, internally as a performance measure and believes NOI provides useful information to investors regarding the company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis. In this release, the company has provided NOI information on a same-property basis. Information provided on a same-property basis, unless otherwise noted, includes the results of properties that the company consolidated, owned and operated for the entirety of both periods being compared and excludes non-retail properties and properties for which significant development or redevelopment occurred during either of the periods being compared.
FFO, Recurring FFO and same-property NOI are presented to assist investors in analyzing the company’s operating performance. Neither FFO, Recurring FFO nor same-property NOI (i) represents cash flow from operations as defined by GAAP, (ii) is indicative of cash available to fund all cash flow needs, including the ability to make distributions, (iii) is an alternative to cash flow as a measure of liquidity, or (iv) should be considered as an alternative to net income (which is determined in accordance with GAAP) for purposes of evaluating the company’s operating performance. The company believes net income attributable to Equity One is the most directly comparable GAAP financial measure to FFO and Recurring FFO while income before income taxes is the most directly comparable GAAP financial measure to NOI. Reconciliations of these measures to their respective comparable GAAP measures have been provided in the tables accompanying this press release.
Retail occupancy as used herein refers to the company’s consolidated portfolio and excludes non-retail properties and unconsolidated joint venture properties.

CONFERENCE CALL/WEB CAST INFORMATION

Equity One will host a conference call on Thursday, April 28, 2016 at 9:00 a.m. Eastern Time to review its 2016 first quarter earnings and operating results. Stockholders, analysts and other interested parties can access the earnings call by dialing (888) 317-6003 (U.S.), (866) 284-3684 (Canada) or (412) 317-6061 (international) using pass code 3054193. The call will also be web cast and can be accessed in a listen-only mode on Equity One’s web site at www.equityone.com.

A replay of the conference call will be available on Equity One’s web site for future review. Interested parties may also access the telephone replay by dialing (877) 344-7529 (U.S.), (855) 669-9658 (Canada) or (412) 317-0088 (international) using pass code 10081972 through May 12, 2016.
FOR ADDITIONAL INFORMATION

For a copy of the company’s first quarter supplemental information package, please access the “Investors” section of Equity One’s web site at www.equityone.com. To be included in the company’s e-mail distributions for press releases and other company notices, please click here or send contact details to Investor Relations at investorrelations@equityone.com.

ABOUT EQUITY ONE, INC.

As of March 31, 2016, the company’s portfolio comprised 123 properties, including 98 retail properties and five non-retail properties totaling approximately 12.2 million square feet of gross leasable area, or GLA, 14 development or redevelopment properties with approximately 3.0 million square feet of GLA, and six land parcels. As of March 31, 2016, the company’s retail occupancy excluding developments and redevelopments was 96.2% and included national, regional and local tenants. Additionally, the company had joint venture interests in six retail properties and two office buildings totaling approximately 1.4 million square feet of GLA.

FORWARD LOOKING STATEMENTS

Certain matters discussed by Equity One in this press release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “might,” “would,” “expect,” “anticipate,” “estimate,” “could,” “should,” “believe,” “intend,” “project,” “forecast,” “target,” “plan,” or “continue” or the negative of these words or other variations or comparable terminology. Although Equity One believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that these expectations will be achieved. Factors that could cause actual results to differ materially from current expectations include volatility in the capital markets and changes in borrowing rates; changes in macro-economic conditions and the demand for retail space in the markets in which Equity One owns properties; the continuing financial success of Equity One’s current and prospective tenants; the risks that Equity One may not be able to proceed with or obtain necessary approvals for development or redevelopment projects or that it may take more time and cost to complete such projects or incur costs greater than anticipated; the availability of properties for acquisition; the timing, extent and ultimate proceeds realized from asset dispositions; the extent to which continuing supply constraints occur in geographic markets where Equity One owns properties; the success of its efforts to lease up vacant space; changes in key personnel; the effects of natural and other disasters; the ability of Equity One to successfully integrate the operations and systems of acquired companies and properties; changes in Equity One’s credit ratings; and other risks, which are described in Equity One’s filings with the Securities and Exchange Commission.

EQUITY ONE, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets March 31, 2016 and December 31, 2015 (Unaudited) (In thousands, except share par value amounts)

	March 31, 2016	December 31, 2015
ASSETS
Properties:
Income producing	$3,398,149	$3,337,531
Less: accumulated depreciation	(453,830)	(438,992)
Income producing properties, net	2,944,319	2,898,539
Construction in progress and land	111,358	167,478
Property held for sale	—	2,419
Properties, net	3,055,677	3,068,436
Cash and cash equivalents	28,693	21,353
Cash held in escrow and restricted cash	250	250
Accounts and other receivables, net	10,981	11,808
Investments in and advances to unconsolidated joint ventures	64,174	64,600
Goodwill	5,838	5,838
Other assets	205,848	203,618
TOTAL ASSETS	$3,371,461	$3,375,903

LIABILITIES AND EQUITY
Liabilities:
Notes payable:
Mortgage notes payable	$352,350	$282,029
Unsecured senior notes payable	416,998	518,401
Term loans	475,000	475,000
Unsecured revolving credit facility	118,000	96,000
	1,362,348	1,371,430
Unamortized deferred financing costs and premium/discount on notes payable, net	(6,262)	(4,708)
Total notes payable	1,356,086	1,366,722
Other liabilities:
Accounts payable and accrued expenses	43,348	46,602
Tenant security deposits	9,449	9,449
Deferred tax liability	13,593	13,276
Other liabilities	166,605	169,703
Total liabilities	1,589,081	1,605,752
Commitments and contingencies	—	—
Stockholders' equity:
Preferred stock, $0.01 par value – 10,000 shares authorized but unissued	—	—
Common stock, $0.01 par value – 250,000 shares authorized and 141,544 and 129,106 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	1,415	1,291
Additional paid-in capital	2,207,807	1,972,369
Distributions in excess of earnings	(417,799)	(407,676)
Accumulated other comprehensive loss	(9,043)	(1,978)
Total stockholders’ equity of Equity One, Inc.	1,782,380	1,564,006
Noncontrolling interests	—	206,145
Total equity	1,782,380	1,770,151
TOTAL LIABILITIES AND EQUITY	$3,371,461	$3,375,903

EQUITY ONE, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Income For the three months ended March 31, 2016 and 2015 (Unaudited) (In thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
REVENUE:
Minimum rent	$70,797	$65,791
Expense recoveries	20,823	19,979
Percentage rent	2,554	2,154
Management and leasing services	303	555
Total revenue	94,477	88,479
COSTS AND EXPENSES:
Property operating	13,611	12,572
Real estate taxes	10,759	10,607
Depreciation and amortization	26,157	21,016
General and administrative	8,711	8,740
Total costs and expenses	59,238	52,935
INCOME BEFORE OTHER INCOME AND EXPENSE AND INCOME TAXES	35,239	35,544
OTHER INCOME AND EXPENSE:
Equity in income of unconsolidated joint ventures	773	882
Other income	641	41
Interest expense	(12,848)	(14,809)
Gain (loss) on sale of operating properties	2,732	(17)
(Loss) gain on extinguishment of debt	(5,031)	138
Impairment loss	—	(11,307)
INCOME BEFORE INCOME TAXES	21,506	10,472
Income tax (provision) benefit of taxable REIT subsidiaries	(440)	36
NET INCOME	21,066	10,508
Net income attributable to noncontrolling interests	—	(2,502)
NET INCOME ATTRIBUTABLE TO EQUITY ONE, INC.	$21,066	$8,006

EARNINGS PER COMMON SHARE
Basic	$0.15	$0.06
Diluted	$0.15	$0.06

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	139,487	124,740
Diluted	141,253	124,989

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.22	$0.22

EQUITY ONE, INC. AND SUBSIDIARIES
Reconciliation of Net Income Attributable to Equity One to FFO and to Recurring FFO
The following table reflects the reconciliation of FFO and Recurring FFO to net income attributable to Equity One, Inc. the most directly comparable GAAP measure, for the periods presented.

	Three Months Ended March 31,
	2016	2015

Net income attributable to Equity One, Inc.	$21,066	$8,006
Adjustments:
Real estate depreciation and amortization, net of noncontrolling interest	25,831	20,699
Pro rata share of real estate depreciation and amortization from unconsolidated joint ventures	881	1,033
(Gain) loss on disposal of depreciable real estate, net of tax	(2,732)	17
Impairments of depreciable real estate, net of tax	—	11,061
Funds From Operations	45,046	40,816
Earnings attributed to noncontrolling interest (1)	—	2,499
Funds From Operations Available to Diluted Common Stockholders	45,046	43,315
Transaction costs, net of tax (2)	466	670
Reorganization and severance adjustments (3)	117	313
Loss (gain) on debt extinguishment, net of tax	5,031	(138)
Recurring Funds From Operations Available to Diluted Common Stockholders	$50,660	$44,160

Funds From Operations per Diluted Common Share	$0.32	$0.32
Recurring Funds From Operations per Diluted Common Share	$0.36	$0.32
Weighted average diluted shares (4)	141,253	136,358
__________________________________________

(1)
Represents earnings attributed to convertible units held by LIH for the three months ended March 31, 2015. Although these convertible units are excluded from the calculation of earnings per diluted share for the three months ended March 31, 2015, FFO available to diluted stockholders includes earnings allocated to LIH, as the inclusion of these units is dilutive to FFO per diluted share. In January 2016, LIH exercised its redemption right with respect to all of its outstanding convertible units in the CapCo joint venture, and the company elected to satisfy the redemption through the issuance of approximately 11.4 million shares of its common stock to LIH. LIH subsequently sold the shares of common stock in a public offering that closed on January 19, 2016.

(2)
Represents costs primarily associated with acquisitions and dispositions, as well as costs incurred during the three months ended March 31, 2015 in connection with the company’s issuance of shares of common stock to satisfy the exercise of LIH’s redemption right and the subsequent sale of these shares by LIH in a public offering.

(3)
For the three months ended March 31, 2016, primarily includes severance expenses. For the three months ended March 31, 2015, includes the effect of the modification of share-based compensation awards associated with the company's executive transition, as well as severance, bonus payments and other costs associated with reorganizational changes.

(4)
Weighted average diluted shares used to calculate FFO per share and Recurring FFO per share for the three months ended March 31, 2015 is higher than the GAAP diluted weighted average shares as a result of the dilutive impact of the 11.4 million joint venture units that were held by LIH which were convertible into the company's common stock. These convertible units were not included in the diluted weighted average share count for the three months ended March 31, 2015 for GAAP purposes because their inclusion was anti-dilutive.

FFO and Recurring FFO are non-GAAP financial measures. The company believes that FFO, as defined by NAREIT, is a widely used and appropriate supplemental measure of operating performance for REITs, and that it provides a relevant basis for comparison among REITs. The company believes that Recurring FFO provides additional comparability between historical financial periods. See “Accounting and Other Disclosures” above.

EQUITY ONE, INC. AND SUBSIDIARIES
Reconciliation of Same-Property NOI to Income Before Income Taxes
The following table reflects the reconciliation of same-property NOI to income before income taxes, the most directly comparable GAAP measure, for the periods presented.

	Three Months Ended March 31,
	2016	2015
	(In thousands, except number of properties)
Same-property NOI (1)	$49,189	$46,566
Redevelopment property NOI	10,205	9,908
Same-property NOI including redevelopments	59,394	56,474
Other non same-property NOI	3,087	1,870
Adjustments (2)	156	(197)
Total NOI	62,637	58,147
Add:
Straight-line rent adjustment	1,458	1,131
Accretion of below-market lease intangibles, net	2,935	2,827
Management and leasing services income	303	555
Elimination of intercompany expenses	2,924	2,788
Equity in income of unconsolidated joint ventures	773	882
Gain (loss) on sale of operating properties	2,732	(17)
Other income	641	41
Less:
Amortization of below-market ground lease intangibles	150	148
Depreciation and amortization expense	26,157	21,016
General and administrative expense	8,711	8,740
Interest expense	12,848	14,809
Loss (gain) on extinguishment of debt	5,031	(138)
Impairment loss	—	11,307
Income before income taxes	$21,506	$10,472

Growth in same-property NOI	5.6%
Number of properties (3)	91

Growth in same-property NOI including redevelopments	5.2%
Number of properties (4)	104
_______________
(1) Included in same-property NOI for the three months ended March 31, 2016 is $258,000 in rents related to November and December 2015 that were recognized in connection with the execution of a retroactive anchor lease renewal at Westwood Complex during the quarter.

(2)
Includes adjustments for items that affect the comparability of, and were excluded from, the same-property results. Such adjustments include: common area maintenance costs and real estate taxes related to a prior period, revenue and expenses associated with outparcels sold, settlement of tenant disputes, lease termination revenue and expense, or other similar matters that affect comparability.

(3)
The same-property pool includes only those properties that the company consolidated, owned and operated for the entirety of both periods being compared and excludes non-retail properties and properties for which significant development or redevelopment occurred during either of the periods being compared.

(4)
The same-property pool including redevelopments includes those properties that the company consolidated, owned and operated for the entirety of both periods being compared, including properties for which significant redevelopment occurred during either of the periods being compared, but excluding non-retail properties and development properties.

Same-property NOI is a non-GAAP financial measure. The company believes that same-property NOI is a widely used and appropriate supplemental measure of operating performance for REITs, and that it provides a relevant basis for comparison among REITs. See “Accounting and Other Disclosures” above.

EQUITY ONE, INC.
DISCLOSURES
As of March 31, 2016

Forward Looking Statements
Certain information contained in this Supplemental Information Package constitutes forward-looking statements within the meaning of the federal securities laws. Although Equity One, Inc. (the "company") believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that these expectations will be achieved. Factors that could cause actual results to differ materially from current expectations include changes in macro-economic conditions and the demand for retail space in the states in which the company owns properties; the continuing financial success of the company’s current and prospective tenants; the risks that the company may not be able to proceed with or obtain necessary approvals for development or redevelopment projects or that it may take more time to complete such projects or incur costs greater than anticipated; the availability of properties for acquisition; the extent to which continuing supply constraints occur in geographic markets where the company owns properties; the success of the company's efforts to lease up vacant space; changes in key personnel; the effects of natural and other disasters; the ability of the company to successfully integrate the operations and systems of acquired companies and properties; changes in the company’s credit ratings; and other risks, which are described in the company’s filings with the Securities and Exchange Commission.
Basis of Presentation
The information contained in the Supplemental Information Package does not purport to disclose all items required by the accounting principles generally accepted in the United States of America ("GAAP") and is unaudited information. The company’s Form 10-K should be read in conjunction with this Supplemental Information Package. The results of operations of any property acquired are included in the company's financial statements since the date of its acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Information Package.
EBITDA is a widely used performance measure and is provided as a supplemental measure of operating performance. The company makes certain adjustments to EBITDA, which it refers to as Adjusted EBITDA, to account for items it does not believe are representative of ongoing operating results. Given the nature of the company's business as a real estate owner and operator, it believes that the use of EBITDA and Adjusted EBITDA as opposed to earnings in various financial ratios is helpful to investors as a measure of its operational performance because these computations exclude various items included in earnings that do not relate to or are not indicative of its operating performance, such as gains and losses on sales of real estate and depreciation and amortization. Accordingly, the company believes that the use of EBITDA and Adjusted EBITDA as opposed to earnings in various ratios provides a meaningful performance measure as it relates to the company's ability to meet various coverage tests for the stated periods.
EBITDA and Adjusted EBITDA should not be considered as an alternative to earnings as an indicator of the company's financial performance, or as an alternative to cash flow from operating activities as a measure of its liquidity. The company's computation of EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing the company’s financial performance.
Use of Funds from Operations and Net Operating Income as a Non-GAAP Financial Measure
The company believes Funds from Operations (FFO) (combined with the primary GAAP presentations) is a useful supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. The National Association of Real Estate Investment Trusts (“NAREIT”) stated in its April 2002 White Paper on FFO, “Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” The company also believes that Recurring FFO is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of, or impairment charges related to, depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The company makes certain adjustments to FFO, which it refers to as Recurring FFO, to account for items it does not believe are representative of ongoing operating results, including transaction costs associated with acquisition and disposition activity, impairment of goodwill and land, severance and reorganization costs, gains (or losses) on the extinguishment of debt and gains (or losses) on the disposal of non-depreciable assets. The company believes that financial analysts, investors and stockholders are better served by the presentation of comparable period operating results generated from its FFO and Recurring FFO measures. The company's method of calculating FFO and Recurring FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The company uses Net Operating Income (NOI), which is a non-GAAP financial measure, internally as a performance measure and believes NOI provides useful information to investors regarding the company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis. The company has provided NOI information on a same-property basis. Information provided on a same-property basis, unless otherwise noted, includes the results of properties that the company consolidated, owned and operated for the entirety of both periods being compared and excludes non-retail properties and properties for which significant development or redevelopment occurred during either of the periods being compared.
FFO, Recurring FFO and same-property NOI are presented to assist investors in analyzing the company’s operating performance. Neither FFO, Recurring FFO nor same-property NOI (i) represents cash flow from operations as defined by GAAP, (ii) is indicative of cash available to fund all cash flow needs, including the ability to make distributions, (iii) is an alternative to cash flow as a measure of liquidity, or (iv) should be considered as an alternative to net income (which is determined in accordance with GAAP) for purposes of evaluating the company’s operating performance. The company believes net income attributable to Equity One is the most directly comparable GAAP financial measure to FFO and Recurring FFO while income before income taxes is the most directly comparable GAAP financial measure to NOI. Reconciliations of these measures to their respective comparable GAAP measures have been provided in the accompanying tables.

EQUITY ONE, INC.
SUMMARY FINANCIAL RESULTS AND RATIOS
As of and for the three months ended March 31, 2016 and the preceding four quarters (unaudited)
(Summary Financial Results in thousands, except per share data)

	1Q 2016	4Q 2015	3Q 2015	2Q 2015	1Q 2015
Summary Financial Results
Total revenue	$94,477	$90,500	$90,439	$90,735	$88,479
Adjusted Consolidated EBITDA (see page 22)	$63,393	$60,144	$58,797	$60,564	$58,466
Property NOI (see page 21)	$69,804	$67,489	$65,782	$66,720	$64,745
General & administrative expenses (G&A)	$8,711	$9,913	$9,207	$8,417	$8,740
G&A - Adjusted (1)	$8,128	$8,783	$8,365	$8,002	$7,757
Net income attributable to Equity One, Inc.	$21,066	$13,432	$16,961	$27,054	$8,006
Earnings per diluted share	$0.15	$0.10	$0.13	$0.21	$0.06
Funds from operations available to diluted common stockholders (FFO) (see page 23)	$45,046	$40,136	$43,409	$43,978	$43,315
FFO per diluted common share (see page 23)	$0.32	$0.29	$0.31	$0.31	$0.32
Recurring FFO (see page 23)	$50,660	$47,251	$45,750	$47,294	$44,160
Recurring FFO per diluted common share (see page 23)	$0.36	$0.34	$0.33	$0.34	$0.32
Total dividends paid per share	$0.22	$0.22	$0.22	$0.22	$0.22
Weighted average diluted shares used in EPS computations	141,253	129,301	129,146	129,144	124,989
Weighted average diluted shares used in FFO computations (2)	141,253	140,659	140,505	140,502	136,358
Summary Operating and Financial Ratios
Total retail portfolio property count	112	115	113	113	110
Total retail portfolio gross leasable area (GLA) (in thousands)	14,859	15,051	15,011	15,196	14,567
Total retail portfolio average base rent (ABR)	$20.02	$19.48	$19.24	$18.71	$18.70
Total retail portfolio percent leased excluding developments and redevelopments	96.2%	96.0%	95.6%	95.5%	95.2%
Same-property - QTD NOI pool percent commenced	95.2%	95.0%	94.6%	94.6%	94.4%
Same-property NOI growth - cash basis (see page 21)	5.6%	3.3%	4.7%	4.5%	3.0%
Same-property NOI growth - cash basis, including redevelopments (see page 21)	5.2%	3.5%	4.4%	4.3%	4.7%
NOI margin (see page 21)	74.1%	74.9%	72.9%	74.0%	73.6%
Expense recovery ratio	85.4%	89.6%	82.8%	87.0%	86.2%
New leases, renewals and options rent spread - cash basis (see page 27) (3)	28.8%	8.7%	10.8%	12.6%	6.7%
New leases rent spread - cash basis (see page 27)	15.0%	11.2%	6.3%	7.4%	5.7%
Renewals and options rent spread - cash basis (see page 27) (3)	31.1%	7.9%	11.9%	14.9%	6.8%
Adjusted G&A expense to total revenues (1)	8.6%	9.7%	9.2%	8.8%	8.8%
Adjusted Consolidated EBITDA to fixed charges (see page 22)	4.4	4.0	3.9	3.9	3.5
Net debt to Adjusted Consolidated EBITDA (see page 22)	5.3	5.6	5.3	5.2	5.1

See footnotes on following page.

EQUITY ONE, INC.
SUMMARY FINANCIAL RESULTS AND RATIOS
As of and for the three months ended March 31, 2016 and the preceding four quarters (unaudited)

Footnotes for Summary Financial Results and Ratios

Note: Prior periods are presented as previously reported and are not adjusted for the current same-property pool or changes resulting from subsequent dispositions.

(1)
G&A - adjusted reflects adjustments to G&A to remove the effects of costs associated with acquisitions, dispositions and other financing and investing activities, as well as, reorganization and severance costs (see page 23).

(2)
Weighted average diluted shares used to calculate FFO per share and Recurring FFO per share for all the quarters of 2015 are higher than the GAAP diluted weighted average shares as a result of the dilutive impact of the 11.4 million joint venture units that were held by LIH which were convertible into the company's common stock. These convertible units were not included in the diluted weighted average share count for all the quarters of 2015 for GAAP purposes because their inclusion was anti-dilutive. In January 2016, LIH exercised its redemption right with respect to all of its outstanding convertible units in the CapCo joint venture, and the company elected to satisfy the redemption through the issuance of approximately 11.4 million shares of its common stock to LIH. LIH subsequently sold the shares of common stock in a public offering that closed on January 19, 2016. As a result, the company now owns 100% of CapCo and LIH holds no remaining interests in the company or its subsidiaries.

(3)
Excluding an anchor lease renewal at Westwood Complex during the first quarter of 2016, the company had rent spreads from new leases, renewals and options and renewals and options of 11.2% and 10.6%, respectively.

EQUITY ONE, INC.
FUNDS FROM OPERATIONS AND EARNINGS GUIDANCE ASSUMPTIONS
As of March 31, 2016 (unaudited)

The company is revising its 2016 Recurring FFO guidance from $1.35 to $1.40 per diluted share to $1.36 to $1.40 per diluted share. Recurring FFO excludes transaction costs, impairment charges, debt extinguishment gains/losses, gains/losses on disposal of assets, severance costs, and certain other income or charges. The 2016 guidance is based on the following key assumptions:

•	Increase in same-property NOI (excluding redevelopments) of 3.25% to 4.25%

•	Year-end 2016 same-property occupancy between 96.0% and 96.5%

•	Recurring general and administrative expense of $33.0 million to $35.0 million

•
Interest expense of $50.0 million to $52.0 million, including amortization of deferred financing costs and premium/discount on notes payable of $2.3 million (previous guidance excluded amortization of deferred financing costs and premium/discount on notes payable)

•	Selective acquisition activity

•	Ongoing one-off sales of non-core assets

The following table provides a reconciliation of the range of estimated earnings per diluted share attributable to Equity One to estimated FFO and Recurring FFO per diluted share for the full year 2016:

	For the year ended December 31, 2016 (1)
	Low	High
Estimated earnings attributable to Equity One per diluted share	$0.62	$0.65
Adjustments:
Rental property depreciation and amortization including pro rata share of joint ventures	0.67	0.67
Gain on disposal of depreciable real estate	(0.02)	(0.02)

Estimated FFO per diluted share	1.27	1.30

Transaction costs, debt extinguishment and other	0.09	0.10
Estimated Recurring FFO per diluted share	$1.36	$1.40

(1)
Does not include possible gains or losses or the impact on operating results from unplanned future property acquisitions or unplanned dispositions, other possible capital markets activity or possible future impairment or severance charges.

EQUITY ONE, INC.
COMPONENTS OF NET ASSET VALUE
As of March 31, 2016 (unaudited)
(in thousands)

Cash Net Operating Income (NOI)			Other assets
GAAP property net operating income (see page 21)	$69,804		Cash and cash equivalents (see page 18)	$28,943
Less:			Accounts and other receivables, net (see page 18)	10,981
Accretion of below-market lease intangibles, net (see page 24)	(2,935)		Land (see page 40)	22,224
Straight-line rent (see page 24)	(1,458)		Other assets	28,751	(6)
Other non-cash items, net	(111)	(1)	Book value of construction in progress	74,749	(7)
Consolidated cash property net operating income	65,300		Under-earning properties at book value (3)	236,982	(8)
			Other assets	$402,630
Adjustments to normalize cash NOI:
Add pro rata cash net operating income from unconsolidated joint ventures (see page 47)	2,007		Liabilities
Partial quarter adjustments, and other adjustments to normalize NOI, net	(977)	(2)	Mortgage notes payable (see page 45)	$352,350
Adjustment to exclude under-earning properties from net operating income (3)	(1,497)	(4)	Unsecured senior notes payable (see page 45)	416,998
Net adjustments	(467)		Term loan (see page 46)	475,000
			Unsecured revolving credit facility (see page 46)	118,000
Normalized cash net operating income for the quarter	$64,833		Pro rata share of debt from unconsolidated joint ventures (see page 49)	43,715
			Prepaid rent (see page 24)	9,874
Unconsolidated joint venture fees income			Accounts payable and other (see page 24)	48,605
Management and Leasing Fees (see page 20)	$303	(5)	Liabilities	$1,464,542

			Other Information
			Fully diluted common shares (page 19)	141,973

See footnotes on following page.

EQUITY ONE, INC.
COMPONENTS OF NET ASSET VALUE
As of March 31, 2016 (unaudited)

Footnotes for Components of Net Asset Value

(1)	GAAP ground lease expense and lease incentive amortization, net.

(2)	Pro forma full quarter for partial quarter impact of income from 101 7th Avenue, adjustment for impact of seasonality of percentage rents and any other material non-recurring items.

(3)	Under-earning properties are properties with redevelopment or retenanting plans which are not generating earnings at a level expected in the long-run following redevelopment or retananting activities.

(4)
Cash NOI of under-earning properties which are included at gross book value in other assets. Includes Westwood Complex (six parcels excluding Westwood Shopping Center), Village Center, Harvard Collection, North Bay Village, and Medford.

(5)	Includes management and leasing fees for the quarter from the JVs.

(6)	Includes prepaid expenses and other receivables, deposits and mortgage escrows, and furniture, fixtures and equipment (net).

(7)
Book value of total balance sheet CIP less book value of remaining CIP for 101 7th Avenue, since this property is included in Cash NOI, and book value of CIP for Medford and North Bay Village since these two properties are included in the under-earning properties at book value.

(8)
Book value of under-earning properties for which cash NOI has been removed from normalized cash NOI. Includes Westwood Complex (six parcels excluding Westwood Shopping Center), Village Center, Harvard Collection, North Bay Village and Medford.

EQUITY ONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2016 and December 31, 2015 and 2014 (unaudited)
(in thousands)

	March 31, 2016	December 31, 2015	December 31, 2014
Assets
Properties:
Income producing	$3,398,149	$3,337,531	$3,128,081
Less: accumulated depreciation	(453,830)	(438,992)	(381,533)
Income producing properties, net	2,944,319	2,898,539	2,746,548
Construction in progress and land	111,358	167,478	161,872
Property held for sale	—	2,419	—
Properties, net	3,055,677	3,068,436	2,908,420

Cash and cash equivalents (1)	28,943	21,603	27,719
Accounts and other receivables, net	10,981	11,808	11,859
Investments in and advances to unconsolidated joint ventures	64,174	64,600	89,218
Goodwill	5,838	5,838	6,038
Other assets	205,848	203,618	213,525
Total assets	$3,371,461	$3,375,903	$3,256,779

Liabilities, redeemable noncontrolling interests and equity
Liabilities:
Mortgage notes payable	$352,350	$282,029	$311,778
Unsecured senior notes payable	416,998	518,401	731,136
Term loans	475,000	475,000	250,000
Unsecured revolving credit facility	118,000	96,000	37,000
	1,362,348	1,371,430	1,329,914
Unamortized deferred financing costs and premium/discount on notes payable, net	(6,262)	(4,708)	(2,319)
Total notes payable	1,356,086	1,366,722	1,327,595

Accounts payable and other liabilities	219,402	225,754	226,008
Deferred tax liability	13,593	13,276	12,567
Total liabilities	1,589,081	1,605,752	1,566,170

Total stockholders’ equity of Equity One, Inc.	1,782,380	1,564,006	1,483,420

Noncontrolling interests	—	206,145	207,189

Total liabilities, redeemable noncontrolling interests and equity	$3,371,461	$3,375,903	$3,256,779

(1) Includes restricted cash and cash held in escrow.

EQUITY ONE, INC.
MARKET CAPITALIZATION
As of March 31, 2016 and December 31, 2015 and 2014 (unaudited)
(in thousands, except share data)

	March 31, 2016	December 31, 2015	December 31, 2014
Closing market price of common stock	$28.66	$27.15	$25.36
Common stock shares
Basic common shares	141,544.030	129,106.345	124,281.204
Diluted common shares
Unvested restricted common shares (treasury method, closing price)	173.584	143.141	154.213
Common stock options (treasury method, closing price)	127.741	127.186	126.078
Long term incentive plan performance awards (treasury method, closing price)	127.447	114.647	66.820
Convertible CapCo Partnership Units (1)	—	11,357.837	11,357.837
Diluted common shares	141,972.802	140,849.156	135,986.152

Equity market capitalization	$4,068,941	$3,824,055	$3,448,609

Total debt (excluding unamortized/unaccreted premium/(discount))	$1,362,348	$1,371,430	$1,329,914
Cash and cash equivalents (2)	(28,943)	(21,603)	(27,719)
Net debt	$1,333,405	$1,349,827	$1,302,195

Total debt (excluding unamortized/unaccreted premium/(discount))	$1,362,348	$1,371,430	$1,329,914
Equity market capitalization	4,068,941	3,824,055	3,448,609
Total market capitalization	$5,431,289	$5,195,485	$4,778,523

Net debt to total market capitalization at applicable market price	24.6%	26.0%	27.3%

Gross real estate investments (3)	$3,509,507	$3,509,335	$3,289,953

Net debt to gross real estate investments	38.0%	38.5%	39.6%

(1)
In January 2016, LIH exercised its redemption right with respect to all of its outstanding convertible units in the CapCo joint venture, and the company elected to satisfy the redemption through the issuance of approximately 11.4 million shares of its common stock to LIH. LIH subsequently sold the shares of common stock in a public offering that closed on January 19, 2016. As a result, the company now owns 100% of CapCo and LIH holds no remaining interests in the company or its subsidiaries.

(2)	Includes restricted cash and cash held in escrow.

(3)	Includes the gross value of properties held for sale.

EQUITY ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the three months ended March 31, 2016 and 2015 (unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
REVENUE:
Minimum rent	$70,797	$65,791
Expense recoveries	20,823	19,979
Percentage rent	2,554	2,154
Management and leasing services	303	555
Total revenue	94,477	88,479
COSTS AND EXPENSES:
Property operating	13,611	12,572
Real estate taxes	10,759	10,607
Depreciation and amortization	26,157	21,016
General and administrative	8,711	8,740
Total costs and expenses	59,238	52,935
INCOME BEFORE OTHER INCOME AND EXPENSE AND INCOME TAXES	35,239	35,544
OTHER INCOME AND EXPENSE:
Equity in income of unconsolidated joint ventures	773	882
Other income	641	41
Interest expense	(12,848)	(14,809)
Gain (loss) on sale of operating properties	2,732	(17)
(Loss) gain on extinguishment of debt	(5,031)	138
Impairment loss	—	(11,307)
INCOME BEFORE INCOME TAXES	21,506	10,472
Income tax (provision) benefit of taxable REIT subsidiaries	(440)	36
NET INCOME	21,066	10,508
Net income attributable to noncontrolling interests	—	(2,502)
NET INCOME ATTRIBUTABLE TO EQUITY ONE, INC.	$21,066	$8,006

EARNINGS PER COMMON SHARE
Basic	$0.15	$0.06
Diluted	$0.15	$0.06

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	139,487	124,740
Diluted	141,253	124,989

EQUITY ONE, INC.
NET OPERATING INCOME
For the three months ended March 31, 2016 and 2015 (unaudited)
(in thousands, except number of properties)

	Three Months Ended March 31,		Percent Change
	2016	2015
Total NOI (1)
Total rental revenue	$94,174	$87,924	7.1%
Less: Property operating expenses	13,611	12,572	8.3%
Real estate tax expense	10,759	10,607	1.4%
NOI	$69,804	$64,745	7.8%

NOI margin (NOI / Total rental revenue)	74.1%	73.6%

Same-property cash NOI (2) (3)
Minimum rent	$52,452	$49,451
Expense recoveries	16,578	16,023
Percentage rent	1,462	1,405
Total rental revenue	70,492	66,879	5.4%

Property operating expenses (3)	10,985	10,840
Real estate tax expense	8,745	8,534
Non-recoverable operating expenses	471	343
Bad debt expense	1,102	596
Total property operating expenses	21,303	20,313	4.9%
Same-property cash NOI (4)	49,189	46,566	5.6%
Redevelopment property NOI	10,205	9,908	3.0%
Same-property NOI including redevelopments	$59,394	$56,474	5.2%

(1) NOI is presented on a GAAP basis.
(2) Excludes the effects of straight-line rent, above/below-market rents, lease termination revenue and expense, common area maintenance costs and real estate taxes related to a prior period, revenue and expense associated with outparcels sold, settlement of tenant disputes or other similar matters that affect the comparability of the same-property results, if any.
(3) Property operating expenses include intercompany management fee expense that is eliminated in the presentation of the company's consolidated results.
(4) Included in same-property NOI for the three months ended March 31, 2016 is $258,000 in rents related to November and December 2015 that were recognized in connection with the execution of a retroactive anchor lease renewal at Westwood Complex during the quarter.

EQUITY ONE, INC.
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION - ADJUSTED CONSOLIDATED EBITDA
For the three months ended March 31, 2016 and 2015 (unaudited)
(in thousands)

	Three Months Ended March 31,
	2016	2015
Net income	$21,066	$10,508
Depreciation and amortization	26,157	21,016
Interest expense (1)	12,848	14,809
Loss (gain) on extinguishment of debt	5,031	(138)
Transaction costs (2)	466	670
Reorganization and severance adjustments (3)	117	313
Impairment loss	—	11,307
(Gain) loss on sale of operating properties	(2,732)	17
Income tax provision (benefit) of taxable REIT subsidiaries	440	(36)
Adjusted Consolidated EBITDA	$63,393	$58,466
Interest expense	$12,848	$14,809
Adjusted Consolidated EBITDA to interest expense	4.9	3.9
Fixed charges
Interest expense	$12,848	$14,809
Scheduled principal amortization (4)	1,694	1,779
Total fixed charges	$14,542	$16,588
Adjusted Consolidated EBITDA to fixed charges	4.4	3.5
Net Debt to Adjusted Consolidated EBITDA (5)	5.3	5.1

(1) Interest expense includes amortization of deferred financing costs and premium on notes payable.
(2) Represents costs primarily associated with acquisition and disposition activity, as well as costs incurred during the three months ended March 31, 2016 in connection with the company’s issuance of shares of common stock to satisfy the exercise of LIH’s redemption right and the subsequent sale of these shares by LIH in a public offering.
(3) For the three months ended March 31, 2016, primarily includes severance expenses. For the three months ended March 31, 2015, includes the effect of the modification of share-based compensation awards associated with the company's executive transition, as well as, severance, bonus payments and other costs associated with reorganizational changes.
(4) Excludes balloon payments upon maturity.
(5) Adjusted Consolidated EBITDA for the three months ended March 31, 2016 and 2015 has been annualized.

EQUITY ONE, INC.
FUNDS FROM OPERATIONS
For the three months ended March 31, 2016 and 2015 (unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015

Net income attributable to Equity One, Inc.	$21,066	$8,006
Adjustments:
Real estate depreciation and amortization, net of noncontrolling interest	25,831	20,699
Pro rata share of real estate depreciation and amortization from unconsolidated joint ventures	881	1,033
(Gain) loss on disposal of depreciable real estate, net of tax	(2,732)	17
Impairments of depreciable real estate, net of tax	—	11,061
Funds From Operations	45,046	40,816
Earnings attributed to noncontrolling interest (1)	—	2,499
Funds From Operations Available to Diluted Common Stockholders	45,046	43,315
Transaction costs, net of tax (2)	466	670
Reorganization and severance adjustments (3)	117	313
Loss (gain) on debt extinguishment, net of tax	5,031	(138)
Recurring Funds From Operations Available to Diluted Common Stockholders	$50,660	$44,160

Funds From Operations per Diluted Common Share	$0.32	$0.32
Recurring Funds From Operations per Diluted Common Share	$0.36	$0.32
Weighted average diluted shares (4)	141,253	136,358

(1)
Represents earnings attributed to convertible units held by LIH for the three months ended March 31, 2015. Although these convertible units are excluded from the calculation of earnings per diluted share for the three months ended March 31, 2015, FFO available to diluted stockholders includes earnings allocated to LIH, as the inclusion of these units is dilutive to FFO per diluted share. In January 2016, LIH exercised its redemption right with respect to all of its outstanding convertible units in the CapCo joint venture, and the company elected to satisfy the redemption through the issuance of approximately 11.4 million shares of its common stock to LIH. LIH subsequently sold the shares of common stock in a public offering that closed on January 19, 2016.

(2)
Represents costs primarily associated with acquisitions and dispositions, as well as costs incurred during the three months ended March 31, 2015 in connection with the company’s issuance of shares of common stock to satisfy the exercise of LIH’s redemption right and the subsequent sale of these shares by LIH in a public offering.

(3)
For the three months ended March 31, 2016, primarily includes severance expenses. For the three months ended March 31, 2015, includes the effect of the modification of share-based compensation awards associated with the company's executive transition, as well as, severance, bonus payments and other costs associated with reorganizational changes.

(4)
Weighted average diluted shares used to calculate FFO per share and Recurring FFO per share for the three months ended March 31, 2015 is higher than the GAAP diluted weighted average shares as a result of the dilutive impact of the 11.4 million joint venture units that were held by LIH which were convertible into the company's common stock. These convertible units were not included in the diluted weighted average share count for the three months ended March 31, 2015 for GAAP purposes because their inclusion was anti-dilutive.

EQUITY ONE, INC.
ADDITIONAL DISCLOSURES
For the three months ended March 31, 2016 and 2015 (unaudited)
(in thousands)

	Three Months Ended March 31,
	2016	2015
Certain non-cash items:
Accretion of below-market lease intangibles, net	$2,935	$2,827
Share-based compensation expense	1,491	1,269
Straight-line rent adjustment	1,458	1,131
Capitalized interest	738	1,272
Amortization of deferred financing costs and premium/discount on notes payable, net	493	150

Capital expenditures: (1)
Tenant improvements, allowances and landlord costs	$667	$1,670
Leasing commissions and costs	1,480	1,871
Developments	311	2,838
Redevelopments	8,249	9,539
Tactical capital improvements	7,612	4,896
Maintenance capital expenditures	684	1,409
Total capital expenditures	$19,003	$22,223

	March 31, 2016	December 31, 2015
Other assets:
Lease intangible assets, net	$97,741	$101,010
Leasing commissions, net	42,015	41,211
Prepaid expenses and other receivables	19,043	13,074
Straight-line rent receivables, net	30,297	28,910
Deposits and mortgage escrows	6,674	7,980
Deferred financing costs, net	3,151	3,419
Furniture, fixtures and equipment, net	3,034	3,255
Fair value of interest rate swap	—	835
Deferred tax asset	3,893	3,924
Total other assets	$205,848	$203,618

Accounts payable and other liabilities:
Lease intangible liabilities, net	$155,988	$159,665
Prepaid rent	9,874	9,361
Fair value of interest rate swaps	4,935	1,991
Accounts payable and other	48,605	54,737
Total accounts payable and other liabilities	$219,402	$225,754

Cash and Maximum Available Under Lines of Credit as of 3/31/16:
Cash and cash equivalents - unrestricted	$28,693
Available under lines of credit	600,000
Total Available Funds	$628,693

(1) Capital expenditures are presented on an accrual basis.

EQUITY ONE, INC.
PORTFOLIO STATISTICS
As of and for the three months ended March 31, 2016 and the preceding four quarters (unaudited)

	1Q 2016	4Q 2015	3Q 2015	2Q 2015	1Q 2015
Number of Properties
Total retail excluding developments and redevelopments (1)	98	102	99	101	102
Same-property - QTD NOI pool (2) (3)	91	95	94	97	100
Same-property - YTD NOI pool (2) (3)	91	93	93	96	100
Same-property - QTD including redevelopments (4)	104	107	107	108	107
Total retail portfolio (5)	112	115	113	113	110
GLA (in thousands)
Total retail excluding developments and redevelopments (1)	11,905	12,279	12,142	12,471	13,326
Total retail excluding developments and redevelopments - anchors (1) (6)	7,870	8,138	8,055	8,316	8,870
Total retail excluding developments and redevelopments - shops (1)	4,036	4,141	4,087	4,155	4,456
Same-property - QTD NOI pool (2) (3)	11,464	11,838	11,739	12,103	13,326
Same-property - YTD NOI pool (2) (3)	11,464	11,489	11,482	11,846	13,135
Total retail portfolio (5)	14,859	15,051	15,011	15,196	14,567
ABR
Total retail portfolio (5)	$20.02	$19.48	$19.24	$18.71	$18.70
Total retail portfolio - anchors (5) (6)	$15.78	$15.21	$15.03	$14.53	$14.48
Total retail portfolio - shops (5)	$29.28	$28.86	$28.61	$28.41	$28.23
Total retail excluding developments and redevelopments (1)	$19.41	$18.78	$18.48	$18.17	$18.22
Percent Leased
Total retail excluding developments and redevelopments (1)	96.2%	96.0%	95.6%	95.5%	95.2%
Total retail excluding developments and redevelopments - anchors (1) (6)	99.7%	99.6%	99.6%	99.8%	99.7%
Total retail excluding developments and redevelopments - shops (1)	89.4%	88.7%	87.6%	86.7%	86.2%
Same-property - QTD NOI pool (2) (3)	96.3%	95.9%	95.5%	95.5%	95.2%
Same-property - YTD NOI pool (2) (3)	96.3%	96.0%	95.6%	95.5%	95.2%
Total retail portfolio (5)	94.7%	94.4%	94.0%	93.9%	94.6%
Percent Commenced (7)
Same-property - QTD NOI pool (2) (3)	95.2%	95.0%	94.6%	94.6%	94.4%
Same-property - YTD NOI pool (2) (3)	95.2%	95.0%	94.4%	94.3%	94.4%
Same-Property NOI Growth
Same-property - QTD NOI (2) (3)	5.6%	3.3%	4.7%	4.5%	3.0%
Same-property - QTD including redevelopments (4)	5.2%	3.5%	4.4%	4.3%	4.7%

(1) Includes consolidated retail assets regardless of acquisition date, but excludes development, redevelopment and non-retail properties.
(2) Includes properties in the same-property NOI pool which the company consolidated, owned and operated for the entirety of both periods being compared and excludes developments, redevelopments and non-retail properties.
(3) Prior periods are presented as previously reported and are not adjusted for the current same-property pool.
(4) Includes properties in the same-property NOI pool which the company consolidated, owned and operated for the entirety of both periods being compared and includes redevelopments.
(5) Includes consolidated retail assets, including developments and redevelopments, and excludes non-retail properties.
(6) Anchor tenants represent any tenant with GLA of 10,000 square feet or higher.
(7) Excludes leases that are signed but have not commenced.

EQUITY ONE, INC.
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
CONSOLIDATED PROPERTIES
As of March 31, 2016 (unaudited)

Tenant	Number of Stores	Credit Rating Moody’s/S&P (1)	Square Feet	% of Total Square Feet	ABR	% of Total ABR	ABR per Square Foot	Average Remaining Term of ABR (2)
Top twenty-five tenants
Albertsons / Shaw's / Star Market / Safeway / Vons	8	B2 / B+	480,825	3.2%	$9,603,995	3.5%	$19.97	6.6
Publix	25	N/A	1,062,166	7.1%	8,724,035	3.2%	8.21	7.1
L.A. Fitness	8	B2 / B	356,609	2.4%	6,736,810	2.4%	18.89	7.3
Bed Bath & Beyond / Cost Plus World Market / Buy Buy Baby	14	Baa1 / BBB+	401,212	2.7%	6,355,638	2.3%	15.84	6.2
TJ Maxx / HomeGoods / Marshalls	12	A2 / A+	342,339	2.3%	5,738,958	2.1%	16.76	5.6
Stop & Shop	2	Baa2 / BBB	121,683	0.8%	4,676,055	1.7%	38.43	12.5
Barney's New York	1	N/A	56,870	0.4%	4,500,000	1.6%	79.13	19.9
CVS Pharmacy	12	Baa1 / BBB+	148,367	1.0%	3,843,040	1.4%	25.90	8.4
The Gap / Old Navy	7	Baa2 / BBB-	115,187	0.8%	3,792,415	1.4%	32.92	6.2
Sports Authority	4	N/A	108,391	0.7%	3,753,410	1.4%	34.63	5.7
Office Depot / Office Max	8	B2 / B-	208,226	1.4%	3,350,986	1.2%	16.09	1.9
Costco	1	A1 / A+	148,295	1.0%	3,142,576	1.1%	21.19	3.4
Staples	8	Baa2 / BBB-	157,176	1.1%	3,017,590	1.1%	19.20	2.8
Food Emporium	1	N/A	25,350	0.2%	2,708,780	1.0%	106.86	7.1
Trader Joe's	6	N/A	73,051	0.5%	2,567,685	0.9%	35.15	7.3
Walmart	3	Aa2 / AA	200,396	1.3%	2,314,575	0.8%	11.55	6.2
Dick's Sporting Goods	1	N/A	83,777	0.6%	2,246,886	0.8%	26.82	8.8
Walgreens	7	Baa2 / BBB	112,023	0.8%	2,214,083	0.8%	19.76	13.7
The Container Store	2	B2 / B	49,661	0.3%	2,174,212	0.8%	43.78	6.5
Home Depot	2	A2 / A	205,822	1.4%	2,152,944	0.8%	10.46	4.9
Winn Dixie	7	N/A	351,439	2.4%	2,103,383	0.8%	5.99	3.3
Nordstrom	2	Baa1 / BBB+	75,418	0.5%	1,996,750	0.7%	26.48	5.5
Saks Off Fifth	2	N/A	58,355	0.4%	1,992,133	0.7%	34.14	9.4
Target	1	A2 / A	160,346	1.1%	1,924,152	0.7%	12.00	2.3
Academy Sports	3	B2 / B	195,323	1.3%	1,911,831	0.7%	9.79	10.6

Total top twenty-five tenants	147		5,298,307	35.7%	$93,542,922	33.9%	$17.66	7.3

Note: The above schedule includes properties under development/redevelopment and excludes non-retail properties and properties held in unconsolidated joint ventures. The above schedule also includes two stores which have been subleased (see Property Status Report on pages 30 - 38).

(1)	Ratings as of March 31, 2016. Source: Moody’s/S&P.

(2)	In years, excluding future tenant renewal options. Total top twenty-five tenants is weighted based on annualized base rent.

EQUITY ONE, INC.
RECENT LEASING ACTIVITY
For the three months ended March 31, 2016 and the preceding four quarters (unaudited)

	Number of Leases Signed	Sq. Ft.	Prior Rent PSF (1)	New Rent PSF (1)	Rent Spread	TIs & Landlord Costs PSF (2)	Weighted Avg Term (3)
Same-Space Total Leases
1Q 2016 (4)	85	642,712	$13.52	$17.41	28.8%	$1.99	7.9
4Q 2015	87	552,521	$12.58	$13.67	8.7%	$2.98	5.3
3Q 2015	87	361,055	$15.77	$17.48	10.8%	$2.47	5.1
2Q 2015	91	554,118	$13.73	$15.46	12.6%	$10.19	5.7
1Q 2015	94	732,067	$17.76	$18.95	6.7%	$1.90	6.2
Same-Space New Leases (5)
1Q 2016	24	56,569	$21.91	$25.19	15.0%	$18.27	6.3
4Q 2015	35	72,405	$23.18	$25.79	11.2%	$19.85	7.2
3Q 2015	30	50,464	$21.46	$22.81	6.3%	$17.13	5.6
2Q 2015	30	154,157	$14.84	$15.93	7.4%	$21.06	6.3
1Q 2015	27	58,068	$19.68	$20.81	5.7%	$16.47	6.3
Same-Space Renewals & Options
1Q 2016 (4) (6)	61	586,143	$12.71	$16.66	31.1%	$0.42	8.1
4Q 2015	52	480,116	$10.98	$11.85	7.9%	$0.44	4.6
3Q 2015	57	310,591	$14.85	$16.62	11.9%	$0.09	5.0
2Q 2015	61	399,961	$13.30	$15.28	14.9%	$6.00	5.5
1Q 2015	67	673,999	$17.59	$18.79	6.8%	$0.64	6.2
	Number of Leases Signed	Total Sq. Ft.	Weighted Avg Term (3)
Total Leases - Same-Space and Non-Comparable
1Q 2016	107	850,312	8.1
4Q 2015	104	626,641	6.1
3Q 2015	111	600,240	7.2
2Q 2015	104	738,312	7.8
1Q 2015	109	842,718	6.2

Note: Prior rent and new rent are presented on a “cash basis,” not on a straight-line basis. Excludes unconsolidated joint venture properties and non-retail properties. Prior quarter spreads are shown as reported and are not adjusted for dispositions.
(1) Prior rent per square foot and new rent per square foot is computed on a weighted average basis by lease.
(2) Amount reflects the impact of tenant concessions and work to be performed by the company prior to delivery of the space to the tenant.
(3) In years.
(4) Excluding an anchor lease renewal at Westwood Complex, the company had rent spreads from same-space total leases and same-space renewals and options of 11.2% and 10.6%, respectively. Excluding an anchor lease renewal at Westwood Complex, same space tenant improvements per square foot for total leases and renewals and options were $2.18 and $0.46, respectively.
(5) Rent spreads for new leases reflect same-space leasing where amount of rent paid by prior tenant is available regardless of the amount of time the space has been vacant.
(6) The spread on negotiated renewals, excluding automatic renewal options, was 66.4% (14.5% excluding an anchor renewal at Westwood Complex) for the three months ended March 31, 2016.

EQUITY ONE, INC.
SHOPPING CENTER LEASE EXPIRATION SCHEDULE
As of March 31, 2016 (unaudited)

	ANCHOR TENANTS (SF >= 10,000)				SHOP TENANTS (SF < 10,000)				TOTAL TENANTS
Year	Number of Leases	Square Feet	% of Total SF	ABR PSF at Expiration	Number of Leases	Square Feet	% of Total SF	ABR PSF at Expiration	Number of Leases	Square feet	% of Total SF	ABR PSF at Expiration

M-T-M	—	—	—	$—	96	155,996	3.9%	$24.04	96	155,996	1.3%	$24.04
2016	18	450,281	5.7%	11.69	149	301,726	7.5%	26.14	167	752,007	6.3%	17.49
2017	25	709,221	9.0%	14.34	280	577,675	14.3%	28.82	305	1,286,896	10.8%	20.84
2018	20	606,258	7.7%	12.87	221	516,397	12.8%	27.87	241	1,122,655	9.4%	19.77
2019	31	1,235,023	15.7%	12.85	188	475,914	11.8%	27.61	219	1,710,937	14.4%	16.95
2020	32	973,208	12.4%	12.04	188	458,794	11.4%	27.86	220	1,432,002	12.0%	17.11
2021	27	947,924	12.0%	12.73	130	306,283	7.6%	32.90	157	1,254,207	10.5%	17.65
2022	20	673,285	8.6%	17.01	50	153,881	3.8%	36.74	70	827,166	7.0%	20.68
2023	20	394,922	5.0%	28.66	58	168,379	4.2%	41.99	78	563,301	4.7%	32.64
2024	12	259,398	3.3%	29.44	38	95,403	2.3%	40.93	50	354,801	3.0%	32.53
2025	16	363,001	4.6%	16.96	54	187,112	4.6%	35.84	70	550,113	4.6%	23.38
Thereafter	37	1,233,165	15.7%	21.86	61	212,287	5.2%	45.60	98	1,445,452	12.2%	25.35
Sub-total / Avg.	258	7,845,686	99.7%	16.11	1,513	3,609,847	89.4%	30.94	1,771	11,455,533	96.2%	20.78
Vacant	2	23,822	0.3%	N/A	229	426,030	10.6%	N/A	231	449,852	3.8%	N/A
Total retail excluding developments and redevelopments / Avg.	260	7,869,508	100.0%	N/A	1,742	4,035,877	100.0%	N/A	2,002	11,905,385	100.0%	N/A

Note: The above schedule excludes properties under development/redevelopment, non-retail properties, properties held in unconsolidated joint ventures and future tenant renewal options.

EQUITY ONE, INC.
ANNUAL BASE RENT OF OPERATING PROPERTIES BY STATE
As of March 31, 2016 (unaudited)

	Total Retail Portfolio Excluding Developments and Redevelopments			Developments and Redevelopments			Total Retail Portfolio Including Developments and Redevelopments
State	# of Properties	Total SF	Annual Base Rent	# of Properties	Total SF	Annual Base Rent	# of Properties	Total SF	Annual Base Rent	% of Annual Base Rent
South Florida	36	4,458,520	$72,608,737	5	573,700	$7,640,859	41	5,032,220	$80,249,596	29.0%
North Florida	14	1,542,617	20,437,534	4	753,644	10,068,032	18	2,296,261	30,505,566	11.0%
Total Florida	50	6,001,137	93,046,271	9	1,327,344	17,708,891	59	7,328,481	110,755,162	40.0%
California	9	1,248,774	32,608,848	2	1,358,434	27,528,261	11	2,607,208	60,137,109	21.8%
New York	6	889,248	33,420,273	2	205,574	8,898,160	8	1,094,822	42,318,433	15.3%
Connecticut	9	990,778	20,591,544	—	—	—	9	990,778	20,591,544	7.4%
Georgia	9	983,667	15,671,637	—	—	—	9	983,667	15,671,637	5.7%
Massachusetts	6	379,693	10,562,585	1	62,656	54,450	7	442,349	10,617,035	3.9%
Louisiana	5	749,805	7,869,504	—	—	—	5	749,805	7,869,504	2.8%
Maryland	1	225,772	5,790,258	—	—	—	1	225,772	5,790,258	2.1%
North Carolina	3	436,511	2,844,765	—	—	—	3	436,511	2,844,765	1.0%

Total Retail Portfolio	98	11,905,385	$222,405,685	14	2,954,008	$54,189,762	112	14,859,393	$276,595,447	100.0%

Note: The above schedule excludes non-retail properties and properties held in unconsolidated joint ventures.

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of March 31, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
FLORIDA
SOUTH FLORIDA
Aventura Square	Aventura	1991	143,250	100.0%	10	—				Babies R Us / Jewelry Exchange / Old Navy / Bed, Bath & Beyond / DSW	$28.80
Bird 107 Plaza (2)	Miami	1962 / 1990	40,101	100.0%	10	—				Walgreens	$18.30
Bird Ludlum	Miami	1988 / 1998	191,993	97.9%	47	3	44,400	Winn-Dixie	12/30/2017	CVS Pharmacy / Goodwill	$21.53
Bluffs Square	Jupiter	1986	123,917	89.7%	25	6	39,795	Publix	10/22/2021	Walgreens	$13.69
Boca Village Square	Boca Raton, FL	1978 / 2014	92,118	98.7%	19	1	36,000	Publix	3/30/2017	CVS Pharmacy	$20.75
Chapel Trail	Pembroke Pines	2007	56,378	100.0%	4	—				LA Fitness	$23.86
Concord Shopping Plaza (2)	Miami	1962 / 1992 / 1993	302,142	99.5%	22	1	78,000	Winn-Dixie	9/30/2019	Home Depot / Big Lots / Dollar Tree / Youfit Health Clubs	$11.94
Coral Reef Shopping Center	Palmetto Bay	1968 / 1990	74,680	97.5%	15	2	25,203	Aldi	8/31/2025	Walgreens	$30.30
Crossroads Square	Pembroke Pines	1973	81,587	96.3%	21	2				CVS Pharmacy / Goodwill / Party City	$19.40
Greenwood	Palm Springs	1982 / 1994	133,438	91.2%	28	6	50,032	Publix	12/5/2019	Beall’s Outlet	$15.09
Hammocks Town Center	Miami	1987 / 1993	183,834	99.6%	37	1	39,795	Publix	6/24/2017	Metro Dade Library / CVS Pharmacy / Youfit Health Clubs / Goodwill	$15.72
Homestead McDonald's (2)	Homestead	2014	3,605	100.0%	1	—					$27.74
Jonathan’s Landing	Jupiter	1997	26,820	100.0%	11	—					$22.60
Lago Mar	Miami	1995	82,613	97.3%	17	1	42,323	Publix	9/13/2020	Youfit Health Clubs	$14.57
Lantana Village	Lantana	1976 / 1999	181,780	91.2%	20	4	39,473	Winn-Dixie	2/15/2021	Kmart	$7.79
Magnolia Shoppes	Fort Lauderdale	1998	114,118	97.3%	15	2				Regal Cinemas / Deal$	$16.92
Pavilion	Naples	1982 / 2001 / 2011	167,745	89.7%	32	10				Paragon Theaters / LA Fitness / Paradise Wine	$18.21
Pine Island	Davie	1999	254,907	92.5%	39	6	39,943	Publix	11/30/2018	Burlington Coat Factory / Staples / Youfit Health Clubs	$14.01
Pine Ridge Square	Coral Springs	1986 / 1998 / 2013	117,744	98.3%	23	1	17,441	The Fresh Market	7/31/2019	Ulta Beauty / Bed, Bath & Beyond / Marshalls	$16.91
Prosperity Centre	Palm Beach Gardens	1993	123,614	100.0%	11	—				Office Depot / CVS Pharmacy / Bed Bath & Beyond / TJ Maxx	$21.15

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of March 31, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
Ridge Plaza	Davie	1984 / 1999	155,204	96.8%	18	4				Paragon Theaters / Kabooms / United Collection / Round Up / Goodwill	$13.14
Salerno Village	Stuart	1987	4,800	100.0%	1	—					$14.38
Sawgrass Promenade	Deerfield Beach	1982 / 1998	107,092	92.1%	22	4	36,464	Publix	12/15/2019	Walgreens / Dollar Tree	$12.11
Sheridan Plaza	Hollywood	1973 / 1991	506,295	97.7%	56	4	65,537	Publix	10/9/2021	Ross Dress For Less / Bed Bath & Beyond / LA Fitness / Sunrise Medical Group/ Pet Supplies Plus / Office Depot / Kohl's	$17.07
Shoppes of Oakbrook	Palm Beach Gardens	1974 / 2000 / 2003	200,448	98.0%	26	3	44,400	Publix	11/30/2020	CVS Pharmacy / Duffy's / Tuesday Morning / Bassett Furniture / Stein Mart	$15.58
Shoppes of Silverlakes	Pembroke Pines	1995 / 1997	126,789	94.5%	33	4	47,814	Publix	6/14/2020	Goodwill	$17.81
Shoppes of Sunset (2)	Miami	1979 / 2009	21,784	78.7%	11	3					$23.83
Shoppes of Sunset II (2)	Miami	1980 / 2009	27,676	68.4%	11	6					$19.46
Shops at Skylake	North Miami Beach	1999 / 2005 / 2006	284,382	99.2%	47	2	51,420	Publix	7/31/2019	TJ Maxx / LA Fitness / Goodwill	$19.96
Shops at St. Lucie	Port St. Lucie	2006	27,363	89.1%	9	2					$20.85
Tamarac Town Square	Tamarac	1987	124,585	85.5%	29	10	37,764	Publix	12/15/2019	Dollar Tree / Pivot Education	$12.62
Waterstone	Homestead	2005	61,000	100.0%	9	—	45,600	Publix	7/31/2025		$15.66
West Bird	Miami	1977 / 2000	99,864	99.4%	27	1	37,949	Publix	8/31/2020	CVS Pharmacy	$16.26
West Lake Shopping Center	Miami	1984 / 2000	100,747	97.2%	26	1	46,216	Winn-Dixie	5/22/2021	CVS Pharmacy	$15.89
Westport Plaza	Davie	2002	49,533	96.6%	9	1	27,887	Publix	11/30/2022		$18.48
Young Circle	Hollywood	1962 / 1997	64,574	95.5%	8	1	23,124	Publix	11/30/2016	Walgreens	$15.78
TOTAL SHOPPING CENTERS SOUTH FLORIDA (36)			4,458,520	95.9%	749	92	916,580				$16.97

NORTH FLORIDA
Alafaya Village	Orlando	1986	38,118	79.1%	12	4					$20.46
Atlantic Village	Atlantic Beach	1984 / 1996 / 2014	104,687	97.0%	27	1				LA Fitness / Pet Supplies Plus	$16.04
Charlotte Square	Port Charlotte	1980	91,143	69.4%	13	12				Walmart	$9.83
Ft. Caroline	Jacksonville	1985 / 1995	77,481	100.0%	7	—	45,500	Winn-Dixie	5/31/2020	Citi Trends / Planet Fitness	$7.31
Glengary Shoppes	Sarasota	1995	92,844	90.6%	5	1				Best Buy / Barnes & Noble	$20.96

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of March 31, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
Mandarin Landing	Jacksonville	1976	139,580	92.6%	24	5	50,000	Whole Foods	12/31/2023	Office Depot / Aveda Institute	$17.11
Old Kings Commons	Palm Coast	1988	84,759	99.0%	15	1				Planet Fitness / Staples / Beall's Outlet	$9.99
Ryanwood	Vero Beach	1987	114,925	92.2%	26	5	39,795	Publix	3/23/2017	Beall's Outlet / Books-A-Million	$10.90
South Beach	Jacksonville Beach	1990 / 1991	313,332	98.6%	39	4	12,517	Trader Joe's	1/31/2025	Bed Bath & Beyond / Ross Dress For Less / Stein Mart / Home Depot / Staples	$14.45
South Point Center	Vero Beach	2003	64,790	93.5%	12	3	44,840	Publix	11/30/2023		$16.22
Sunlake	Tampa	2008	97,871	93.2%	21	5	47,000	Publix	12/31/2028		$19.92
Town & Country	Kissimmee	1993	75,181	100.0%	14	—	52,883	Albertsons* (Ross Dress For Less)	10/31/2018		$8.39
Treasure Coast	Vero Beach	1983	133,779	98.2%	22	2	61,450	Publix	7/31/2026	TJ Maxx	$13.84
Unigold Shopping Center	Winter Park	1987	114,127	93.6%	19	5	52,500	Winn-Dixie	4/30/2017	Youfit Health Clubs	$12.38
TOTAL SHOPPING CENTERS NORTH FLORIDA (14)			1,542,617	94.0%	256	48	406,485				$14.10

TOTAL SHOPPING CENTERS FLORIDA (50)			6,001,137	95.4%	1,005	140	1,323,065				$16.25

CALIFORNIA
Circle Center West	Long Beach	1989	64,364	100.0%	16	—				Marshalls	$26.58
Culver Center	Culver City	1950 / 2000	216,646	97.1%	31	2	36,578	Ralph’s	10/31/2020	LA Fitness / Sit N Sleep / Tuesday Morning / Best Buy	$30.26
Marketplace Shopping Center	Davis	1990	111,156	98.0%	22	1	35,018	Safeway	7/31/2019	Petco / CVS Pharmacy	$24.25
Plaza Escuela	Walnut Creek	2002	153,565	100.0%	23	—				Yoga Works / The Container Store / Cheesecake Factory / Forever 21 / Uniqlo / Sports Authority	$44.18
Pleasanton Plaza	Pleasanton	1981	163,469	93.8%	19	4				JC Penney / Cost Plus World Market / Design's School of Cosmetology / Office Max	$13.90
Potrero	San Francisco	1968 / 1997	226,642	99.8%	25	2	59,566	Safeway	9/30/2020	24 Hour Fitness / Party City / Petco / Office Depot / Ross Dress For Less	$31.52
Ralph's Circle Center	Long Beach	1983	59,837	97.6%	12	1	35,022	Ralph’s	11/30/2025		$17.62

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of March 31, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
Talega Village Center	San Clemente	2007	102,273	100.0%	26	—	46,000	Ralph's	12/31/2027		$20.60
Von’s Circle Center	Long Beach	1972	150,822	100.0%	24	—	51,855	Von’s	7/31/2022	Rite Aid / Ross Dress For Less	$17.95
TOTAL SHOPPING CENTERS CALIFORNIA (9)			1,248,774	98.4%	198	10	264,039				$26.55

NEW YORK
1175 Third Avenue	Manhattan	1995	25,350	100.0%	1	—	25,350	Food Emporium	4/30/2023		$106.86
90-30 Metropolitan	Queens	2007	59,815	100.0%	5	—	12,898	Trader Joe's	1/31/2023	Staples / Michael’s	$30.03
1225-1239 Second Avenue	Manhattan	1964 / 1987	18,426	100.0%	5	—				CVS Pharmacy	$107.12
Clocktower Plaza	Queens	1985 / 1995	78,820	93.6%	7	1	62,668	Stop & Shop	11/30/2030		$47.44
The Gallery at Westbury Plaza	Westbury	2013	312,386	99.5%	32	1	13,004	Trader Joe's	8/31/2022	The Container Store / Famous Footwear / HomeGoods / Nordstrom Rack / Bloomingdale's / Gap Outlet / Saks Fifth Avenue / S.A. Elite / Old Navy	$45.97
Westbury Plaza	Westbury	1993 / 2004	394,451	100.0%	12	—				Olive Garden / Costco / Marshalls / Sports Authority/ Walmart/ Thomasville Furniture	$23.21
TOTAL SHOPPING CENTERS NEW YORK (6)			889,248	99.3%	62	2	113,920				$37.87

CONNECTICUT
91 Danbury Road (2)	Ridgefield	1965	4,612	100.0%	3	—					$24.62
Brookside Plaza	Enfield	1985 / 2006	216,480	98.9%	25	1	59,648	Wakefern Food	8/31/2020	Bed Bath & Beyond / Walgreens / Staples / PetSmart	$14.46
Compo Acres	Westport	1960 / 2011	42,754	93.2%	14	1	11,731	Trader Joe’s	2/28/2022		$49.73
Copps Hill	Ridgefield	1979 / 2002	184,528	100.0%	9	—	59,015	Stop & Shop	12/31/2024	Kohl's / Rite Aid	$13.52
Darinor Plaza	Norwalk	1978	153,135	100.0%	14	—				Kohl's / Old Navy / Party City	$18.61
Danbury Green	Danbury	1985 / 2006	123,940	100.0%	11	—	11,850	Trader Joe’s	1/31/2023	Rite Aid / Annie Sez / Staples / DSW / Danbury Hilton Garden Inn	$23.20
Post Road Plaza	Darien	1978	19,704	100.0%	3	—	11,051	Trader Joe's	1/31/2026		$51.36
Southbury Green	Southbury	1979 / 2002	156,128	94.7%	21	4	60,113	ShopRite	7/31/2022	Staples	$22.16
The Village Center	Westport	1969-1973 / 2009-2010	89,497	83.9%	20	7	22,052	The Fresh Market	10/31/2024		$38.51
TOTAL SHOPPING CENTERS CONNECTICUT (9)			990,778	97.2%	120	13	235,460				$21.39

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of March 31, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
GEORGIA
BridgeMill	Canton	2000	89,102	91.9%	25	5	37,888	Publix	1/31/2020		$16.52
Buckhead Station	Atlanta	1996	233,814	100.0%	15	—				Bed Bath & Beyond / TJ Maxx / Old Navy / Saks Off Fifth / DSW / Ulta Beauty / Nordstrom Rack / Cost Plus World Market	$22.89
Chastain Square	Atlanta	1981 / 2001	91,637	96.2%	22	4	37,366	Publix	5/31/2024		$19.93
Hairston Center	Decatur	2000	13,000	76.9%	5	3					$12.29
Hampton Oaks	Fairburn	2009	20,842	60.6%	6	5					$11.41
McAlpin Square	Savannah	1979	173,952	96.7%	23	2	43,600	Kroger	8/31/2020	Big Lots / Savannah-Skidaway / Goodwill	$9.14
Piedmont Peachtree Crossing	Atlanta	1978 / 1998	152,239	100.0%	28	—	55,520	Kroger	5/31/2020	Cost Plus World Market / Binders Art Supplies	$21.10
Wesley Chapel	Decatur	1989	164,153	89.5%	19	10	32,000	Little Giant	6/30/2019	Deal$ / Planet Fitness / Piedmont Tech	$8.64
Williamsburg at Dunwoody	Dunwoody	1983	44,928	88.6%	24	3					$23.19
TOTAL SHOPPING CENTERS GEORGIA (9)			983,667	94.9%	167	32	206,374				$16.78

MASSACHUSETTS
Cambridge Star Market	Cambridge	1953 / 1997	66,108	100.0%	1	—	66,108	Star Market	1/2/2026		$37.44
Plymouth Shaw’s Supermarket	Plymouth	1993	59,726	100.0%	1	—	59,726	Shaw's	1/1/2026		$17.58
Quincy Star Market	Quincy	1965 / 1995	100,741	100.0%	1	—	100,741	Star Market	1/2/2021		$21.48
Swampscott Whole Foods	Swampscott	1967 / 2005	35,907	100.0%	1	—	35,907	Whole Foods	1/1/2026		$24.95
Star's at West Roxbury	West Roxbury	1973 / 1995 / 2006	76,161	99.7%	12	1	54,928	Star Market	1/2/2021		$24.53
The Harvard Collection (2)	Cambridge	1906 / 1908 / 1912	41,050	90.7%	25	7				Urban Outfitters	$56.80
TOTAL SHOPPING CENTERS MASSACHUSETTS (6)			379,693	98.9%	41	8	317,410				$28.12

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of March 31, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
LOUISIANA
Ambassador Row	Lafayette	1980 / 1991	194,678	93.5%	25	1				Big Lots / Chuck E Cheese / Planet Fitness / Jo-Ann Fabric and Craft Stores / Northern Tool + Equipment	$11.27
Ambassador Row Courtyard	Lafayette	1986 / 1991 / 2005	146,842	92.7%	20	3				Bed Bath & Beyond / Marshall's / Hancock Fabrics / Tuesday Morning / Cost Plus World Market	$10.64
Bluebonnet Village	Baton Rouge	1983	101,585	94.5%	19	7	33,387	Matherne’s	11/30/2020	Office Depot	$12.50
Elmwood Oaks	Harahan	1989	136,284	100.0%	11	—				Academy Sports / Dollar Tree / Tuesday Morning	$10.10
Siegen Village	Baton Rouge	1988	170,416	98.4%	19	1				Office Depot / Big Lots / Dollar Tree / Planet Fitness / Party City	$10.70
TOTAL SHOPPING CENTERS LOUISIANA (5)			749,805	95.8%	94	12	33,387				$10.96

MARYLAND
Westwood Complex	Bethesda	1958-1960 / 1990 / 2001	225,772	93.0%	37	8	67,356	Giant Foods	10/31/2037	Bowlmor Lanes / CITGO	$27.58
TOTAL SHOPPING CENTERS MARYLAND (1)			225,772	93.0%	37	8	67,356				$27.58

NORTH CAROLINA
Centre Pointe Plaza	Smithfield	1989	159,259	98.1%	21	2				Belk’s / Dollar Tree / Aaron Rents / Burke’s Outlet Stores	$6.51
Riverview Shopping Center	Durham	1973 / 1995	128,498	91.1%	14	2	53,538	Kroger	12/31/2019	Upchurch Drugs / Riverview Galleries	$8.72
Thomasville Commons	Thomasville	1991	148,754	96.7%	12	2	32,000	Ingles	9/30/2017	Kmart	$5.61
TOTAL SHOPPING CENTERS NORTH CAROLINA (3)			436,511	95.6%	47	6	85,538				$6.82

TOTAL RETAIL PORTFOLIO EXCLUDING DEVELOPMENTS AND REDEVELOPMENTS (98)			11,905,385	96.2%	1,771	231	2,646,549				$19.41

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of March 31, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City, State	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
DEVELOPMENTS AND REDEVELOPMENTS (2)
101 7th Avenue	Manhattan, NY	1930 / 2015	56,870	100.0%	1	—				Barneys New York	$79.13
Alafaya Commons	Orlando, FL	1986 / 2015	130,811	87.0%	15	8				Academy Sports / Youfit Health Clubs	$13.96
Boynton Plaza	Boynton Beach, FL	1978 / 1999 / 2015	105,345	92.9%	15	4	53,785	Publix	3/31/2035	CVS Pharmacy	$18.27
Broadway Plaza	Bronx, NY	2014	148,704	77.5%	10	5	18,110	Aldi	9/30/2024	TJ Maxx / Sports Authority / Blink Fitness	$38.18
Cashmere Corners	Port St. Lucie, FL	2001 / 2016	85,708	76.1%	13	3				Walmart	$11.94
Countryside Shops	Cooper City, FL	1986 / 1988 / 1991	200,392	98.4%	40	8	39,795	Publix	5/31/2037	Stein Mart	$14.47
Kirkman Shoppes	Orlando, FL	1973 / 2015	114,635	94.1%	22	3				LA Fitness / Walgreens	$22.08
Lake Mary Centre	Lake Mary, FL	1988 / 2001 / 2015	359,525	94.0%	57	11	24,741	The Fresh Market	5/31/2024	Ross Dress For Less / LA Fitness / Office Depot / Academy Sports / Hobby Lobby	$14.72
Medford	Medford, MA	1995	62,656	3.7%	1	1					$23.67
North Bay Village	Miami Beach, FL	1970 / 2000	—	—	—	—					$—
Pablo Plaza	Jacksonville, FL	1974 / 1998 / 2001 / 2008	148,673	81.2%	18	15	34,400	Publix* (Office Depot)	11/30/2018	Marshalls / HomeGoods /PetSmart	$9.31
Point Royale	Miami, FL	1970 / 2000	182,255	89.1%	21	6	45,350	Winn-Dixie	2/15/2020	Burlington Coat Factory / Pasteur Medical	$13.68
Serramonte Shopping Center	Daly City, CA	1968	858,804	96.2%	87	13				Macy's / JC Penney / Target / Daiso / Crunch Gym / H&M / Forever 21 / Uniqlo / Dick's Sporting Goods	$27.80
Serramonte Shopping Center - Expansion Project	Daly City, CA		246,813	71.3%	7	—				Buy Buy Baby / Cost Plus World Market / Dave & Busters / Daiso / Nordstrom Rack / Ross Dress for Less / Party City	$29.71
Willows Shopping Center	Concord, CA	2015	252,817	94.1%	26	5				Claim Jumper Restaurants / UFC Gym / REI / The Jungle Fun / Old Navy / Ulta Beauty / Pier 1 Imports / Cost Plus World Market	$27.17
TOTAL DEVELOPMENTS AND REDEVELOPMENTS (14) (2)			2,954,008	88.6%	333	82	216,181				$22.95	(4)

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of March 31, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City, State	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF

TOTAL RETAIL PORTFOLIO INCLUDING DEVELOPMENTS AND REDEVELOPMENTS (112)			14,859,393	94.7%	2,104	313	2,862,730				$20.02	(4)

NON-RETAIL PROPERTIES (2)
200 Potrero	San Francisco, CA	1928	30,500	55.1%	1	1				Golden Bear Sportswear
Banco Popular Office Building	Miami, FL	1971	32,737	69.7%	11	8
Westport Office	Westport, CT	1984	4,000	50.0%	6	3
Westwood - Manor Care	Bethesda, MD	1976	41,123	—	—	1
Westwood Towers	Bethesda, MD	1968 / 1997	211,020	100.0%	2	—				Housing Opportunities

TOTAL NON-RETAIL PROPERTIES (5) (2)			319,380	79.1%	20	13

TOTAL EXCLUDING LAND (117)			15,178,773	94.4%	2,124	326	2,862,730

LAND (6) (2)(3)

TOTAL CONSOLIDATED - 123 Properties

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of March 31, 2016 (unaudited)

Footnotes for Property Status Report

Note: Total square footage does not include shadow anchor square footage that is not owned by Equity One but does include square footage for ground leases. Anchor tenants represent any tenant with GLA of 10,000 square feet or higher.
* Indicates a tenant which continues to pay rent, but has closed its store and ceased operations. The subtenant, if any, is shown in (  ).

(1)	Expiration date of the current lease term, excluding any renewal options.

(2)
Not included in the same-property NOI pool for the three months ended March 31, 2016. The same-property NOI pool including redevelopments includes all the company's development and redevelopment properties with the exception of Broadway Plaza.

(3)	The total carrying value of land as of March 31, 2016 is $22.2 million.

(4)
ABR per leased SF for total development and redevelopment properties and total retail portfolio including developments and redevelopments is adjusted for certain anchor tenants at Serramonte Shopping Center that pay percentage rent in lieu of minimum rent.

EQUITY ONE, INC.
REAL ESTATE ACQUISITIONS AND DISPOSITIONS
For the three months ended March 31, 2016 (unaudited)
(in thousands, except for acreage/square footage)

2016 Acquisition Activity - No activity for the period

2016 Disposition Activity
Date Sold	Property Name	City	State	Square Feet	Gross Sales Price
February 18, 2016	Sherwood South	Baton Rouge	LA	77,489	$3,000
February 18, 2016	Plaza Acadienne	Eunice	LA	59,419	1,775
February 11, 2016	Beauclerc Village	Jacksonville	FL	68,966	5,525
Total Sold				205,874	$10,300

Note: The above schedules reflect only acquisition and disposition activity related to consolidated properties.

EQUITY ONE, INC.
REAL ESTATE DEVELOPMENTS AND REDEVELOPMENTS
As of March 31, 2016 (unaudited)
(in thousands, except square footage data)

Project	Location	Project GLA (1)	Total GLA (2)	Anchors	Target Stabilization Date (3)	Estimated Gross Cost (4)	Estimated Net Cost (5)	Incurred as of 3/31/16		Balance to Complete	% Placed in Service (6)	CIP Balance as of 3/31/16 (7)
Active Developments
Broadway Plaza	Bronx, NY	148,704	148,704	TJ Maxx / Sports Authority / Aldi / Blink Fitness	2016	$73,762	$73,762	$69,856		$3,906	76%	$6,801
Subtotal		148,704	148,704			73,762	73,762	69,856		3,906	76%	6,801
Active Redevelopments
Cashmere Corners	Port St. Lucie, FL	55,740	85,708	Walmart	2016	1,587	1,587	940		647	79%	108
Countryside Shops	Cooper City, FL	84,520	200,392	Publix / Ross Dress For Less	2017	16,395	16,395	747		15,648	—	747
North Bay Village	Miami Beach, FL	TBD	TBD	TBD	TBD	TBD	TBD	635		TBD	—	1,535
Lake Mary Centre	Lake Mary, FL	167,764	359,525	Ross Dress For Less / The Fresh Market / Academy Sports / Hobby Lobby	2017 (8)	17,298	17,298	12,183		5,115	67%	1,970
Medford	Medford, MA	TBD	62,656	TBD	TBD	TBD	TBD	327		TBD	—	10,497
Pablo Plaza	Jacksonville, FL	92,676	148,673	Whole Foods / PetSmart	2020	18,016	18,016	1,501		16,515	—	3,069
Point Royale	Miami, FL	86,200	182,255	Burlington Coat Factory	2017	9,771	9,771	173		9,598	—	1,566
Serramonte Shopping Center - Expansion Project	Daly City, CA	247,055	1,105,617	Buy Buy Baby / Cost Plus World Market / Dave & Buster's / Daiso / Nordstrom Rack / Ross Dress For Less / Party City	2017	109,137	109,137	10,634		98,503	—	29,538
Subtotal		733,955	2,144,826			172,204	172,204	27,140		146,026	21%	49,030
Total Active Developments and Redevelopments (10)		882,659	2,293,530			245,966	245,966	96,996		149,932	30%	55,831
Developments and Redevelopments Pending Twelve Month Stabilization
101 7th Avenue	Manhattan, NY	56,870	56,870	Barneys New York	2016	14,100	14,100	13,999		101	100%	2,353
Alafaya Commons	Orlando, FL	66,955	130,811	Academy Sports	2015	7,502	7,502	6,495		—	100%	—
Boynton Plaza	Boynton Beach, FL	53,785	105,345	Publix	2015	8,818	8,311	8,404		—	100%	—
Kirkman Shoppes	Orlando, FL	57,510	114,635	L.A. Fitness / Walgreens	2015	13,094	13,094	12,928		166	100%	—
Willows Shopping Center	Concord, CA	48,621	252,817	Ulta Beauty / Lazy Dog / Old Navy / UFC Gym	2015	13,460	13,460	11,905		1,555	76%	2,173
Total		283,741	660,478			56,974	56,467	53,731		1,822	96%	4,526
Total Development and Redevelopment Activity (10)						$302,940	$302,433	$150,727	(9)	$151,754	46%	60,357

								Other CIP (see page 42)				28,777
								Land				22,224
								Total CIP and Land (See page 18)				$111,358

See footnotes on following page.

EQUITY ONE, INC.
REAL ESTATE DEVELOPMENTS AND REDEVELOPMENTS
As of March 31, 2016 (unaudited)

Footnotes for Real Estate Developments and Redevelopments

(1)	Project GLA is subject to change based upon build-to-suit requests and other tenant driven changes.

(2)	Total GLA represents all GLA for the corresponding property and, for redevelopments, includes portions of the center not subject to redevelopment.

(3)
Target stabilization date reflects the date that construction is expected to be substantially complete and the anchors commence paying rent. Properties may continue to be reflected in development or redevelopment until they are included in the company's same-property pool, which is normally one year from rent commencement.

(4)	For developments, includes actual cost of land.

(5)	After sales of outparcels and construction cost reimbursements.

(6)	Percentage placed in service represents the percentage of project GLA for which the applicable tenants have commenced revenue recognition under GAAP.

(7)
CIP balance as of March 31, 2016 reflects the company's GAAP balances associated with the projects. For redevelopments, this includes an allocation of the company's existing cost basis for the portion of the center subject to redevelopment.

(8)
Stabilization date is based on the expected commencement of cash rent for Hobby Lobby as part of the third phase of the redevelopment. The first phase, comprised of adding Ross and Fresh Market, which represents 50,000 square feet of the 168,000 square feet under redevelopment, was stabilized in 2014. The second phase, comprised of adding Academy Sports, which represents 63,000 square feet of the 168,000 square feet under redevelopment, was stabilized in 2015.

(9)	Includes an aggregate of $7.6 million in costs incurred but not yet funded as of March 31, 2016.

(10)	1Q 2016 total cash NOI for all active developments and redevelopments was $7.6 million and for all developments and redevelopments including those pending stabilization was $10.8 million.

EQUITY ONE, INC.
TACTICAL CAPITAL IMPROVEMENTS
As of March 31, 2016 (unaudited)
(in thousands)

Project	Location	Project Description	Target Stabilization Date (1)	Estimated Gross Cost	Incurred as of 3/31/16	Balance to Complete (Gross Cost)	CIP Balance as of 3/31/16 (2)
Capital Expenditure Projects over $1,000
Ambassador Row Courtyards	Lafayette, LA	Retenanting	2017	$8,534	$5,819	$2,715	$1,484
Buckhead Station	Atlanta, GA	Retenanting	2017	6,195	3,807	2,388	9,007
The Village Center	Westport, CT	Retenanting and Façade Renovation	2017	4,987	447	4,540	6,842
Brookside Plaza	Enfield, CT	Retenanting	2016	3,899	1,856	2,043	441
Hammocks Town Center	Miami, FL	Outparcel Addition	2016	2,285	2,048	236	3,513
South Beach Regional	Jacksonville Beach, FL	Outparcel Addition	2017	2,209	26	2,184	26
Post Road Plaza	Darien, CT	Façade Renovation	2016	1,466	411	1,055	411
Plaza at St. Lucie West	Port St. Lucie, FL	Retenanting	2016	1,336	1,230	106	175
Total				$30,911	$15,644	$15,267	21,899
All Other Capital Expenditure Projects							6,878
Total Other Capital Investment into Real Estate							$28,777

(1) Target stabilization date reflects the date that construction is expected to be substantially complete and, if applicable, the tenants commence paying rent.
(2) CIP balance as of March 31, 2016 reflects the company's GAAP balances associated with the projects, including an allocation of the company's existing cost basis for the portion of the center under construction, as applicable.

EQUITY ONE, INC.
DEBT SUMMARY
As of March 31, 2016, December 31, 2015 and 2014 (unaudited)
(in thousands)

	March 31, 2016	December 31, 2015	December 31, 2014
Fixed rate debt	$741,598	$772,680	$1,042,914
Variable rate debt - swapped to fixed rate (1)	250,000	250,000	250,000
Variable rate debt - unhedged	370,750	348,750	37,000
Total debt	$1,362,348	$1,371,430	$1,329,914

% Fixed rate debt	54.4%	56.4%	78.4%
% Variable rate debt - swapped to fixed rate	18.4%	18.2%	18.8%
% Variable rate debt - unhedged	27.2%	25.4%	2.8%
Total	100.0%	100.0%	100.0%

Secured mortgage debt	$352,350	$282,029	$311,778
Unsecured debt	1,009,998	1,089,401	1,018,136
Total debt	$1,362,348	$1,371,430	$1,329,914

% Secured mortgage debt	25.9%	20.6%	23.4%
% Unsecured debt	74.1%	79.4%	76.6%
Total	100.0%	100.0%	100.0%

Total market capitalization (see page 19)	$5,431,289	$5,195,485	$4,778,523

% Secured mortgage debt	6.5%	5.4%	6.5%
% Unsecured debt	18.6%	21.0%	21.3%
Total debt : Total market capitalization	25.1%	26.4%	27.8%

Weighted average interest rate on secured mortgage debt (2)	5.13%	5.61%	6.03%
Weighted average interest rate on unsecured senior notes (2)	4.38%	4.75%	5.02%
Weighted average interest rate on term loans (2)	2.11%	2.01%	2.62%
Weighted average interest rate on total debt (2) (3)	3.72%	3.92%	4.80%
Weighted average interest rate on revolving credit facility (2)	1.48%	1.47%	1.22%

Weighted average maturity on secured mortgage debt	5.1 years	3.6 years	4.4 years
Weighted average maturity on unsecured senior notes	5.2 years	4.6 years	4.3 years
Weighted average maturity on term loans	3.7 years	4.0 years	4.1 years
Weighted average maturity on total debt (3)	4.6 years	4.1 years	4.3 years

Note: All amounts and calculations exclude unamortized / unaccreted premium / (discount) on mortgages and senior notes and include secured mortgage debt related to properties held for sale.

(1)
The company has interest rate swaps which convert the LIBOR rate applicable to its $250.0 million term loan to a fixed interest rate, providing an effective weighted average fixed interest rate under the loan agreement of 2.62% per annum for all periods presented.

(2)	Weighted average interest rates are calculated based on balances outstanding at the respective dates.

(3)	Weighted average maturity on total debt and weighted average interest rate on total debt excludes amounts drawn under the revolving credit facility, which expires on December 31, 2018.

EQUITY ONE, INC.
DEBT MATURITY SCHEDULE
As of March 31, 2016 (unaudited)
(in thousands)

	Secured Debt		Unsecured Debt			Deferred Financing Costs and Premium/(Discount) Scheduled Amortization	Total	Weighted Average Interest Rate at Maturity		Percent of Debt Maturing
Year	Scheduled Amortization	Balloon Payments	Revolving Credit Facility	Senior Notes	Term Loans

2016	$4,833	$27,896	$—	$—	$—	$(540)	$32,189	5.9%		2.4%
2017	6,567	64,000	—	116,998	—	(877)	186,688	5.9%		13.8%
2018	6,766	82,503	118,000	—	—	(1,148)	206,121	4.7%	(1)	15.2%
2019	5,541	18,330	—	—	250,000	(821)	273,050	2.9%		20.1%
2020	5,470	—	—	—	225,000	(921)	229,549	1.5%		16.9%
2021	5,397	12,561	—	—	—	(614)	17,344	5.9%		1.3%
2022	5,136	—	—	300,000	—	(593)	304,543	3.8%		22.5%
2023	5,345	1,221	—	—	—	(239)	6,327	7.5%		0.4%
2024	2,939	—	—	—	—	(214)	2,725	—		0.2%
Thereafter	9,845	88,000	—	—	—	(295)	97,550	3.8%		7.2%
Total	$57,839	$294,511	$118,000	$416,998	$475,000	$(6,262)	$1,356,086	3.6%	(1)	100.0%

(1) Excludes the revolving credit facility. Including the amounts drawn under the revolving credit facility, the weighted average interest rate would be 2.8% for 2018 and 3.4% in total.

EQUITY ONE, INC.
DEBT BY INSTRUMENT
As of March 31, 2016 and December 31, 2015 (unaudited)
(in thousands)

Debt Instrument	Maturity Date	Rate		March 31, 2016	December 31, 2015	Percent of Overall Debt Maturing
Mortgage Debt
1225-1239 Second Avenue (1)	06/01/2016	6.325%		$—	$16,020	—
Glengary Shoppes (2)	06/11/2016	5.750%		15,137	15,217	1.1%
Magnolia Shoppes	07/11/2016	6.160%		12,936	13,010	1.0%
Culver Center	05/06/2017	5.580%		64,000	64,000	4.7%
Concord Shopping Plaza (3)	06/28/2018	1-month LIBOR + 1.35%		27,750	27,750	2.0%
Sheridan Plaza	10/10/2018	6.250%		58,040	58,330	4.3%
1175 Third Avenue	05/01/2019	7.000%		6,170	6,241	0.4%
The Village Center	06/01/2019	6.250%		14,718	14,825	1.1%
BridgeMill	05/05/2021	7.940%		6,360	6,462	0.5%
Talega Village Center (4)	10/01/2021	5.010%		10,719	10,793	0.8%
Westport Plaza	08/01/2023	7.490%		3,288	3,340	0.2%
Aventura Square / Oakbrook Square / Treasure Coast Plaza	02/28/2024	6.500%		20,277	20,756	1.5%
Westbury Plaza	02/01/2026	3.760%		88,000	—	6.5%
Von's Circle Center	10/10/2028	5.200%		9,237	9,366	0.7%
Copps Hill	01/01/2029	6.060%		15,718	15,919	1.2%
Total mortgage debt (14 loans outstanding)	5.14 years	5.13%	(5)	$352,350	$282,029	26.0%
Unamortized deferred financing costs and unamortized/unaccreted premium/(discount)				(573)	1,430	(0.1%)
Total mortgage debt (including unamortized/unaccreted premium/(discount))				$351,777	$283,459	25.9%

Unsecured senior notes payable
6.25% senior notes (6)	01/15/2017	6.250%		$—	$101,403	—
6.00% senior notes	09/15/2017	6.000%		116,998	116,998	8.7%
3.75% senior notes	11/15/2022	3.750%		300,000	300,000	22.1%
Total unsecured senior notes payable	5.18 years	4.38%	(5)	$416,998	$518,401	30.8%
Unamortized deferred financing costs and unamortized/unaccreted premium/(discount)				(2,744)	(3,029)	(0.2%)
Total unsecured senior notes payable (including unamortized deferred financing costs and unamortized/unaccreted premium/(discount))				$414,254	$515,372	30.6%

See footnotes on following page.

EQUITY ONE, INC.
DEBT BY INSTRUMENT
As of March 31, 2016 and December 31, 2015 (unaudited)
(in thousands)

Debt Instrument	Maturity Date	Rate		March 31, 2016	December 31, 2015	Percent of Overall Debt Maturing

Term Loans
$250MM - Term Loan (8)	02/13/2019	2.618%	(10)	$250,000	$250,000	18.4%
$300MM - Term Loan (9)	12/02/2020	1MTH LIBOR +1.10%		225,000	225,000	16.6%
Total term loans	3.73 years	2.11%	(5)	$475,000	$475,000	35.0%
Unamortized deferred financing costs				(2,945)	(3,109)	(0.2)%
Total term loans (including unamortized deferred financing costs and unamortized/unaccreted premium/(discount))				$472,055	$471,891	34.8%

Revolving credit facility
$600MM Line of Credit Unsecured	12/31/2018	1.483%		$118,000	$96,000	8.7%
Total revolving credit facility	2.75 years	1.48%	(5)	$118,000	$96,000	8.7%

Total debt	4.61 years (10)	3.72%	(5) (11)	$1,362,348	$1,371,430	100.5%
Unamortized deferred financing costs and unamortized/unaccreted premium/(discount)				(6,262)	(4,708)	(0.5)%
Total debt (including unamortized/unaccreted premium/(discount))				$1,356,086	$1,366,722	100.0%

Senior Unsecured Debt Ratings
Moody’s				Baa2 (Stable)	Baa2 (Stable)
S&P				BBB (Stable)	BBB (Stable)

(1)	The mortgage loan was prepaid in March 2016 with no prepayment penalty.

(2)	The mortgage loan was prepaid in April 2016 with no prepayment penalty.

(3)	The loan balance bears interest at a floating rate of 1-month LIBOR + 1.35%. The effective interest rate on March 31, 2016 was 1.789%.

(4)
The stated loan maturity date is October 1, 2036; however, both the lender and the borrower have the right to exercise a call or early prepayment, respectively, on each of October 1, 2021, October 1, 2026 and October 1, 2031. It is deemed likely this right will be exercised and the shown maturity date is therefore October 1, 2021.

(5)	Calculated based on weighted average interest rates of outstanding balances at March 31, 2016.

(6)	In February 2016, the company redeemed its 6.25% unsecured senior notes.

(7)
In April 2016, the company entered into a note purchase agreement for the issuance of $200.0 million of two series of senior unsecured notes. On or prior to May 11, 2016, the company expects to issue 3.81% series A senior unsecured notes due 2026 in an aggregate principal amount of $100.0 million, and on or prior to August 11, 2016, it expects to issue 3.91% series B senior unsecured notes due 2026 in an aggregate principal amount of $100.0 million.

(8)
The interest rate for the $250.0 million term loan has been swapped to a fixed interest rate through three interest rate swaps. The indicated interest rate for the term loan and the weighted average interest rate for all debt instruments includes the effect of the swaps. As of March 31, 2016, the fair value of the company's interest rate swaps was a liability of $4.9 million, which is included in accounts payable and accrued expenses in its condensed consolidated balance sheet. As of December 31, 2015, the fair value of one of the company's interest rate swaps consisted of an asset of $217,000, which is included in other assets in its condensed consolidated balance sheet, while the fair value of the two remaining interest rate swaps consisted of a liability of $2.0 million, which is included in accounts payable and accrued expenses in its condensed consolidated balance sheet.

(9)
Under the unsecured delayed draw term loan facility, the company may borrow up to $300.0 million in aggregate in one or more borrowings at any time prior to December 2, 2016. At the company's request, the principal amount of the term loan may be increased up to an aggregate of $500.0 million subject to the availability of additional commitments from lenders. This term loan bears interest at a floating rate of 1-MTH LIBOR + 1.10% and the effective rate on March 31, 2016 was 1.539%.

(10)	The effective fixed interest rate on March 31, 2016.

(11)	Weighted average maturity in years and weighted average interest rate as of March 31, 2016 excludes the revolving credit facility which expires on December 31, 2018.

EQUITY ONE, INC.
BALANCE SHEETS & STATEMENTS OF OPERATIONS OF UNCONSOLIDATED JOINT VENTURES
March 31, 2016 (unaudited)
(in thousands)

BALANCE SHEETS OF UNCONSOLIDATED JOINT VENTURES			As of March 31, 2016
Co-Investment Partner	EQY Ownership Interest	Type	Total Assets	Total Debt	Total Equity	Pro-Rata Share Total Debt	Investment in Joint Venture (1)
DRA Advisors	20.0%	Retail/Office	$19,031	$—	$18,609	$—	$3,722
New York Common Retirement Fund	30.0%	Retail	300,711	145,715	130,750	43,715	38,871
Rider Limited Partnership	50.0%	Office	39,417	—	38,426	—	19,213
Total			$359,159	$145,715	$187,785	$43,715	$61,806

STATEMENTS OF OPERATIONS OF UNCONSOLIDATED JOINT VENTURES			For the three months ended March 31, 2016
Co-Investment Partner	EQY Ownership Interest	Type	Total Revenues	Property Operating Expenses	Depreciation/ Amortization	Interest Expense (2)	Net Income	Cash NOI	Pro-Rata Share of Cash NOI
DRA Advisors	20.0%	Retail/Office	$527	$352	$168	$—	$14	$161	$32
New York Common Retirement Fund	30.0%	Retail	7,322	2,373	2,361	1,576	980	4,691	1,407
Rider Limited Partnership	50.0%	Office	1,539	341	279	—	914	1,136	568
Total			$9,388	$3,066	$2,808	$1,576	$1,908	$5,988	$2,007

Note: Amounts shown above reflect 100% of the joint venture balance sheet and income statement line items, unless otherwise specified.

(1)	Excludes other investments in unconsolidated joint ventures and advances to unconsolidated joint ventures totaling $2.4 million.

(2)	Interest expense includes amortization of deferred financing costs.

EQUITY ONE, INC.
UNCONSOLIDATED PROPERTY STATUS REPORT
As of March 31, 2016 (unaudited)

								Number of tenants		Supermarket anchor				ABR per leased SF
Property	JV	EQY Ownership %	Type	City, State	Year Built / Renovated	Total Sq. Ft.	Percent Leased	Leased	Vacant	Sq. Ft.	Name	Expiration Date	Other anchor tenants
1900/2000 Offices	DRA	20.0%	Office	Boca Raton, FL	1979 / 1982 / 1986 / 2007	116,655	82.3%	26	5				Garda Supplies Rental & Services	$17.17
Rider Limited Partnership	CSC	50.0%	Medical Office	San Francisco, CA	1968	146,046	99.8%	51	1				Central Parking System	$36.16
Country Walk Plaza	NYCRF	30.0%	Retail	Miami, FL	1985 / 2006 / 2008	100,686	95.6%	26	3	39,795	Publix	10/23/2020	CVS Pharmacy	$19.57
Veranda Shoppes	NYCRF	30.0%	Retail	Plantation, FL	2007	44,888	100.0%	9	—	28,800	Publix	04/30/2027		$26.98
Northborough Crossing	NYCRF	30.0%	Retail	Northborough, MA	2011	645,785	99.3%	26	1	139,449	Wegmans	10/31/2036	TJ Maxx / Kohl's / BJ's / Golf Town USA / PetSmart / Michaels / Toys "R" Us / Dick's Sporting Goods / Eastern Mountain Sports	$14.24
Riverfront Plaza	NYCRF	30.0%	Retail	Hackensack, NJ	1997	128,968	98.6%	23	1	70,400	ShopRite	10/31/2027		$25.25
The Grove	NYCRF	30.0%	Retail	Windermere, FL	2004	151,752	99.2%	30	1	51,673	Publix	01/31/2029	LA Fitness	$19.91
Old Connecticut Path	NYCRF	30.0%	Retail	Framingham, MA	1994	80,198	100.0%	5	—	65,940	Stop & Shop	06/30/2019		$21.17

TOTAL UNCONSOLIDATED PROPERTIES PORTFOLIO (8)						1,414,978	97.7%	196	12	396,057				$19.57

EQUITY ONE, INC.
DEBT SUMMARY OF UNCONSOLIDATED JOINT VENTURES
As of March 31, 2016 and December 31, 2015 (unaudited)
(in thousands)

Co-Investment Partner	Debt Instrument	Equity One’s Ownership (1)	Maturity Date	Rate (1)	Balance as of March 31, 2016	Balance as of December 31, 2015

Mortgage Debt
New York Common Retirement Fund	Equity One JV Sub CT Path LLC	30.0%	01/01/2019	5.74%	8,685	8,798
New York Common Retirement Fund	Equity One JV Sub Northborough LLC	30.0%	02/10/2021	4.18%	66,088	66,440
New York Common Retirement Fund	Equity One JV Sub Riverfront Plaza LLC	30.0%	10/10/2023	4.54%	24,000	24,000
New York Common Retirement Fund	Equity One JV Sub Grove LLC (2)	30.0%	12/23/2023	4.18%	22,500	22,500
New York Common Retirement Fund	Equity One Country Walk LLC	30.0%	11/5/2025	3.91%	16,000	16,000
New York Common Retirement Fund	Equity One JV Sub Veranda LLC	30.0%	11/5/2025	3.86%	9,000	9,000

	Unamortized deferred financing costs and premium, net (3)				(558)	(563)

	Total debt				$145,715	$146,175

	Equity One’s pro-rata share of unconsolidated joint venture debt				$43,715	$43,853

(1)	Equity One's equity interest and rate in effect on March 31, 2016.

(2)
The loan bears interest at a floating rate of LIBOR + 1.35%, which has been swapped to a weighted average fixed rate of 4.18%. The fair value of the swap at March 31, 2016 was a liability of approximately $2.5 million.

(3)	Net unamortized deferred financing costs and premium is the total for all loans.